                                                                    EXHIBIT 4.14

                                                               EXECUTION VERSION

================================================================================

                            FIRST MORTGAGE INDENTURE

                                     between

                   MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC

                                       and

                               JPMORGAN CHASE BANK

                                     Trustee

                                   ----------

                          Dated as of December 10, 2003

================================================================================

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                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
ARTICLE ONE. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION ....     5
SECTION 101. General Definitions ........................................     5
SECTION 102. Compliance Certificates and Opinions .......................    20
SECTION 103. Content and Form of Documents Delivered to Trustee .........    20
SECTION 104. Acts of Holders; Record Dates ..............................    21
SECTION 105. Notices, Etc., to Trustee and Company ......................    23
SECTION 106. Notice to Holders; Waiver ..................................    23
SECTION 107. Conflict with Trust Indenture Act ..........................    23
SECTION 108. Effect of Headings and Table of Contents ...................    24
SECTION 109. Successors and Assigns .....................................    24
SECTION 110. Separability Clause ........................................    24
SECTION 111. Benefits of Indenture ......................................    24
SECTION 112. Governing Law ..............................................    24
SECTION 113. Legal Holidays .............................................    24
SECTION 114. Investment of Cash Held by Trustee .........................    25
SECTION 115. Execution of Other Documents; Conflicts; Agreement of
                Holders .................................................    25

ARTICLE TWO. SECURITY FORMS .............................................    25
SECTION 201. Forms Generally ............................................    25
SECTION 202. Form of Trustee's Certificate of Authentication ............    26

ARTICLE THREE. THE SECURITIES ...........................................    26
SECTION 301. Amount Unlimited; Issuable in Series .......................    26
SECTION 302. Denominations ..............................................    29
SECTION 303. Execution, Authentication, Delivery and Dating .............    29
SECTION 304. Temporary Securities .......................................    30
SECTION 305. Registration, Registration of Transfer and Exchange ........    30
SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities ...........    31
SECTION 307. Payment of Interest; Interest Rights Preserved .............    32
SECTION 308. Persons Deemed Owners ......................................    34
SECTION 309. Cancellation ...............................................    34
SECTION 310. Computation of Interest; Usury Not Intended ................    34
SECTION 311. CUSIP Numbers ..............................................    35

ARTICLE FOUR. ISSUANCE OF SECURITIES ....................................    35
SECTION 401. General ....................................................    35
SECTION 402. Limitation on Issuances ....................................    37

ARTICLE FIVE. REDEMPTION OF SECURITIES ..................................    37
SECTION 501. Applicability of Article ...................................    37
SECTION 502. Election to Redeem; Notice to Trustee ......................    37
SECTION 503. Selection by Trustee of Securities to Be Redeemed ..........    38
SECTION 504. Notice of Redemption .......................................    38
SECTION 505. Deposit of Redemption Price ................................    39
SECTION 506. Securities Payable on Redemption Date ......................    40
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                                        i

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
SECTION 507. Securities Redeemed in Part ................................    40

ARTICLE SIX. COVENANTS ..................................................    40
SECTION 601. Payment of Securities ......................................    40
SECTION 602. Maintenance of Office or Agency ............................    41
SECTION 603. Money for Securities Payments to Be Held in Trust ..........    41
SECTION 604. Maintenance of Existence, etc ..............................    42
SECTION 605. Books and Records ..........................................    42
SECTION 606. Payment of Taxes and Other Claims ..........................    42
SECTION 607. Certain Additional Covenants with Respect to the Mortgaged
                Property ................................................    43
SECTION 608. Covenants in Supplemental Indenture, etc ...................    46
SECTION 609. Waiver of Certain Covenants ................................    46
SECTION 610. Release of Mortgaged Property ..............................    46
SECTION 611. Additional Collateral, etc .................................    47
SECTION 612. Annual Officer's Certificate as to Compliance ..............    47

ARTICLE SEVEN. SATISFACTION AND DISCHARGE ...............................    48
SECTION 701. Satisfaction and Discharge of Debt Securities ..............    48
SECTION 702. Covenant Defeasance ........................................    51
SECTION 703. Satisfaction and Discharge of Indenture ....................    52
SECTION 704. Application of Trust Money .................................    53

ARTICLE EIGHT. EVENTS OF DEFAULT; REMEDIES ..............................    53
SECTION 801. Events of Default ..........................................    53
SECTION 802. Acceleration of Maturity; Rescission and Annulment .........    54
SECTION 803. Entry upon Mortgaged Property ..............................    56
SECTION 804. Power of Sale; Suits for Enforcement .......................    56
SECTION 805. Incidents of Sale ..........................................    59
SECTION 806. Collection of Indebtedness and Suits for Enforcement by
                Trustee .................................................    60
SECTION 807. Application of Money Collected .............................    61
SECTION 808. Receiver ...................................................    62
SECTION 809. Trustee May File Proofs of Claim ...........................    62
SECTION 810. Trustee May Enforce Claims Without Possession of
                Securities ..............................................    63
SECTION 811. Limitation on Suits ........................................    63
SECTION 812. Unconditional Right of Holders to Receive Principal, Premium
                and Interest ............................................    64
SECTION 813. Restoration of Rights and Remedies .........................    64
SECTION 814. Rights and Remedies Cumulative .............................    64
SECTION 815. Delay or Omission Not Waiver ...............................    64
SECTION 816. Control by Holders .........................................    64
SECTION 817. Waiver of Past Defaults ....................................    65
SECTION 818. Undertaking for Costs ......................................    65
SECTION 819. Waiver of Appraisement, Usury, Stay and Other Laws .........    66
SECTION 820. Purchase Upon Set-Off ......................................    66
SECTION 821. Senior Preferential Payments and Special Trust Account .....    66
SECTION 822. Restoration of Obligations .................................    68
SECTION 823. Bankruptcy Preferences .....................................    68
SECTION 824. Additional Remedies with Regard to Mortgaged Property ......    68
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                                       ii

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
ARTICLE NINE. THE TRUSTEE ...............................................    70
SECTION 901. Certain Duties and Responsibilities ........................    70
SECTION 902. Notice of Defaults .........................................    71
SECTION 903. Certain Rights of Trustee ..................................    71
SECTION 904. Not Responsible for Recitals or Issuance of Securities or
                Application of Proceeds .................................    73
SECTION 905. May Hold Securities ........................................    73
SECTION 906. Money Held in Trust ........................................    73
SECTION 907. Compensation and Reimbursement .............................    74
SECTION 908. Conflicting Interests ......................................    74
SECTION 909. Corporate Trustee Required; Eligibility ....................    75
SECTION 910. Resignation and Removal; Appointment of Successor ..........    75
SECTION 911. Acceptance of Appointment by Successor .....................    76
SECTION 912. Merger, Conversion, Consolidation or Succession to
                Business ................................................    77
SECTION 913. Co-trustees and Separate Trustees ..........................    77
SECTION 914. Appointment of Authenticating Agent ........................    78

ARTICLE TEN. LISTS OF HOLDERS; REPORTS BY TRUSTEE AND COMPANY ...........    79
SECTION 1001. Company to Furnish Trustee Names and Addresses of
                 Holders ................................................    79
SECTION 1002. Preservation of Information; Communications to Holders ....    80
SECTION 1003. Reports by Trustee ........................................    80
SECTION 1004. Reports by Company ........................................    80

ARTICLE ELEVEN. MERGER, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE ....    80
SECTION 1101. Mergers, Consolidations, Etc ..............................    80
SECTION 1102. Successor Corporation Substituted .........................    82
SECTION 1103. Holdco as Successor Corporation ...........................    82

ARTICLE TWELVE. SUPPLEMENTAL INDENTURES .................................    82
SECTION 1201. Supplemental Indentures Without Consent of Holders ........    82
SECTION 1202. Supplemental Indentures With Consent of Holders ...........    84
SECTION 1203. Execution of Supplemental Indentures ......................    85
SECTION 1204. Effect of Supplemental Indentures .........................    85
SECTION 1205. Conformity with Trust Indenture Act .......................    85
SECTION 1206. Reference in Securities to Supplemental Indentures ........    86
SECTION 1207. Modification Without Supplemental Indenture ...............    86

ARTICLE THIRTEEN. MEETINGS OF HOLDERS; ACTION WITHOUT MEETING ...........    86
SECTION 1301. Purposes for Which Meetings May Be Called .................    86
SECTION 1302. Call, Notice and Place of Meetings ........................    86
SECTION 1303. Persons Entitled to Vote at Meetings ......................    87
SECTION 1304. Quorum; Action ............................................    87
SECTION 1305. Attendance at Meetings; Determination of Voting Rights;
                 Conduct and Adjournment of Meetings ....................    88
SECTION 1306. Counting Votes and Recording Action of Meetings ...........    89
SECTION 1307. Action Without Meeting ....................................    89
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                                       iii

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
ARTICLE FOURTEEN. IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS,
                     DIRECTORS AND EMPLOYEES ............................    89
SECTION 1401. Exemption from Individual Liability .......................    89
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                                       iv

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Exhibit A     Real Property
Exhibit B     Easement Land
Exhibit C     Notice to Trustee of Special Event of Default
Exhibit D     Notice to Trustee of Payment Default

Schedule I    Certain Contracts


                                        v


     FIRST MORTGAGE INDENTURE, dated as of December 10, 2003, between Michigan Electric Transmission Company, LLC, a limited liability company duly organized and existing under the laws of the State of Michigan (herein called the "Company"), having its principal office at 540 Avis Drive, Suite H, Ann Arbor, Michigan 48108, and JPMorgan Chase Bank, a New York banking corporation having an office at 4 New York Plaza, New York, New York 10004, as trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture, as originally executed and delivered, to provide for (i) the issuance from time to time of its bonds, notes or other evidences of indebtedness (herein called the "Debt Securities"), to be issued in one or more series as contemplated herein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities, and (ii) the issuance from time to time of its bonds, notes or other evidences of indebtedness, to be issued in one or more series as contemplated herein, solely to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Company's Senior Secured Debt (other than the Debt Securities) (herein called the "Collateral Securities" and, together with the Debt Securities, the "Securities"). All acts necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been performed. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article One of this Indenture.

                                GRANTING CLAUSES

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase or other acquisition of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on, and all other amounts (including, without limitation, fees, expenses and indemnities) in connection with, all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee, for itself and for the benefit of the Holders, with power of sale, a lien upon and a security interest in, the following (subject, however, to the terms and conditions set forth in this Indenture):

                              GRANTING CLAUSE FIRST

     All right, title and interest of the Company, as of the date of the execution and delivery of this Indenture, as originally executed and delivered, in and to all of the following property:

     (a) all real property owned in fee and other interests in real property located in the State of Michigan or wherever else situated, as described in Exhibit A hereto;

     (b) the entire easement estate created under and by virtue of the Easement Agreement (as defined in Section 101 hereof), including any interest in any fee, or greater or lesser title to such easement estate, including, without limitation, the Company's interest in the parcels of real property described in Exhibit B hereto attached for purposes of local recording of this Indenture (collectively, the "Easement Land") and the Improvements (as defined below) that the Company may own or hereafter acquire (whether acquired pursuant to a right or option contained in the Easement Agreement or otherwise) and all credits, deposits, options, privileges and rights of the Company under the Easement Agreement (including all rights of use, occupancy and enjoyment) and under any amendments, supplements, extensions, renewals, restatements, replacements and modifications thereof (including, without limitation, (i) the right to give consents, (ii) the right to receive moneys payable to the Company, (iii) the right to renew or extend the Easement Agreement for a succeeding term or terms,
(iv) the right, if any, to purchase the Real Estate (as defined below) and (v) the right to terminate or modify the Easement Agreement); all of the Company's claims and rights to the payment of damages arising under the Bankruptcy Code (as defined in Section 101 hereof) from any rejection of the Easement Agreement by the grantor thereunder or any other party (such parcel(s) of real property (including the real property owned in fee and the Easement Land and the Company's easement estate), together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements") are collectively referred to as the "Real Estate");

     (c) the Improvements or any part thereof (whether owned in fee by the Company or held pursuant to the Easement Agreement or otherwise) and all the estate, right, title, claim or demand whatsoever of the Company, in possession or expectancy, in and to the Real Estate or any part thereof;

     (d) all rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof (the assets described in clauses (a), (b) and (c) above and this clause (d) are collectively referred to as the "Real Property");

     (e) all fixtures, towers, pole structures, poles, crossarms, wires, cables, conduits, guys, anchors, transformers, insulators, substations, switching stations, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Company and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description and all other assets that constitute "Equipment" as defined in the Uniform Commercial Code (all of the foregoing in this clause (e), collectively being referred to as the "Equipment");

     (f) all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to the Company or constructed, assembled or placed by the Company on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by the Company;

     (g) all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by the Company and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of the Company in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (collectively, the "Rents"), including, but not limited to, all rights conferred by Act No. 210 of the Michigan Public Acts of 1953 as amended by Act No. 151 of the Michigan Public Acts of 1966 (MCLA
554.231 et seq.), and Act No. 228 of the Michigan Public Acts of 1925 as amended by Act No. 55 of the Michigan Public Acts of 1933 (MCLA 554.211 et seq.);

     (h) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom; all general intangibles related to the operation of the Improvements now existing or hereafter arising and all other assets that constitute "Intellectual Property" as defined in the Uniform Commercial Code (all of the foregoing in this clause (h), collectively being referred to as "Intellectual Property");

     (i) all unearned premiums under insurance policies now or subsequently obtained by the Company relating to the Real Estate or Equipment and the Company's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

     (j) all contracts from time to time executed by the Company or any Manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment; all consents, licenses, building permits, certificates of occupancy and other Governmental Approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof; and all drawings, plans, specifications and similar or related items relating to the Real Estate (all of the foregoing in this clause (j) being referred to as "Real Estate Contracts");

     (k) any and all moneys now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by the Company as provided in this Indenture;

     (l) any right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered,
(iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of the state;

     (m) all Accounts;

     (n) all Chattel Paper;

     (o) all Contracts;

     (p) all Deposit Accounts;

     (q) all Documents;

     (r) all General Intangibles;

     (s) all Instruments;

     (t) all Inventory;

     (u) all Investment Property;

     (v) all Letter of Credit Rights;

     (w) all other property not otherwise described above;

     (x) all books and records pertaining to the Mortgaged Property; and

     (y) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                             GRANTING CLAUSE SECOND

     All right, title and interest of the Company in all property described in the foregoing Granting Clause First, which may be hereafter acquired by the Company, it being the intention of the Company that all such property and all such rights, title and interests acquired by the Company after the date of the execution and delivery of this Indenture, as originally executed and delivered, shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Indenture, as originally executed and delivered;

                              GRANTING CLAUSE THIRD

     All tenements, hereditaments, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property, with the reversions and remainders thereof;

     TO HAVE AND TO HOLD all such property, unto the Trustee, its successors in trust and their assigns forever;

     IN TRUST, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

     PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Seven or Article Twelve hereof, and if, thereafter, the principal of and premium, if any, and interest, if any, on, and any other amounts (including, without limitation, fees, expenses and indemnities) in connection with, the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 hereof, then and in that case this Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise this Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect; and

     IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all Holders, as follows:

                                  ARTICLE ONE.

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. General Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

          (2) all other terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) the following terms are used herein as defined in the Uniform Commercial Code: Accounts, Certificated Security, Chattel Paper, Documents, General Intangibles, Instruments, Inventory, Investment Property, Letter of Credit Rights and Supporting Obligations;

          (4) all terms used herein without definition which are defined in the Uniform Commercial Code as in effect in any jurisdiction in which any portion of the Mortgaged Property is located shall have the meanings assigned to them therein with respect to such portion of the Mortgaged Property;

          (5) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" or "GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of the execution and delivery of this Indenture, as originally executed and delivered;

          (6) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture;

          (7) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (8) words importing any gender include the other genders;

          (9) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to;

          (10) references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form;

          (11) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; and

          (12) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

     "Accountant" means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required to be Independent, may be an employee or Affiliate of the Company.

     "Act", when used with respect to any Holder, has the meaning specified in
Section 104.

     "Actual Interest" means (i) with respect to any Outstanding Debt Securities, interest on the Outstanding principal amount thereon due and unpaid and (ii) with respect to any Outstanding Collateral Securities, (x) interest on the Outstanding principal amount thereon (including interest on any unreimbursed drawings under letters of credit) due and unpaid, (y) commitment and facility fees, if any, outstanding and payable to the holders (or their agents or representatives) of the Other Senior Secured Debt Securities to which such Outstanding Collateral Securities relate, and (z) letter of credit fees, if any, outstanding and payable to the holders (or their agents or representatives) of the Other Senior Secured Debt Securities to which such Outstanding Collateral Securities relate.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the authority, directly or indirectly whether acting alone or in conjunction with others, to either (i) vote ten percent (10%) or more of the securities having ordinary voting authority for the election of directors (or persons performing similar functions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. With respect to the Company, Affiliate shall include the general partner of Holdco and each limited partner of Holdco, regardless of whether such entity controls the Company, and their respective Affiliates.

     "Applicable Governmental Authority" has the meaning set forth in Section 607(f).

     "Assigned Agreements" means those agreements listed on Schedule 1 to the Consumers Consent.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 914 to act on behalf of the Trustee to authenticate Securities of one or more series.

     "Authorized Officer" means the Manager, the President, any Vice President or the Treasurer of the Company, or any other duly authorized officer of the Company named in an Officer's Certificate signed by any of such Company officers.

     "Authorized Publication" means a newspaper or financial journal of general circulation, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of import similar to that of the information specified to be published by the provisions hereof. In the event that successive weekly publications in an Authorized Publication are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Publications. In case, by reason of the suspension of publication of any Authorized Publication, or by reason of any other cause, it shall be impractical without unreasonable expense to make publication of any notice in an Authorized Publication as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in an Authorized Publication.

     "Bankruptcy Code" means 11 U.S.C., as amended.

     "Bankruptcy Proceeding" shall mean, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

     "Business Day", when used with respect to any Place of Payment or any other particular location specified in the Securities or this Indenture, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

     "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, including, without limitation, all partnership interests, common stock and preferred stock and any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Equivalents" means (i) obligations of or directly and fully guaranteed by the United States, or of any agency or instrumentality thereof, maturing not later than three hundred sixty-five (365) days from the date of acquisition thereof, (ii) commercial paper rated (on the date of acquisition thereof) A-1 (or the equivalent thereof) or better by S&P and P-1 (or the equivalent thereof) or better by Moody's, maturing not later than two hundred seventy (270) days from the date of acquisition thereof, (iii) guaranteed investment contracts maturing not later than three hundred sixty-five (365) days from the date of acquisition thereof and entered into with (or fully guaranteed by) financial institutions whose long-term unsecured non-credit enhanced indebtedness is rated A- or better by S&P and A3 or better by Moody's, and (iv) investments in money market funds having a rating from each of S&P and Moody's in the highest investment category granted thereby.

     "Collateral Securities" has the meaning stated in the first recital of this Indenture.

     "Commission" means the United States Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture, as originally executed and delivered, such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a Successor Corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such Successor Corporation.

     "Company Request" or "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Manager, its Chief Executive Officer, its Chief Financial Officer, its President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Company Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Manager or the sole member of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Consumers" means Consumers Energy Company, a Michigan corporation.

     "Consumers Consent" means the Consent and Agreement, dated as of December 10, 2003, by and between Consumers and the Trustee.

     "Contracts" means the Transmission Documents and the other contracts and agreements listed in Schedule I hereto to which the Company is a party, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Company to damages arising thereunder and (iii) all rights of the Company to perform and to exercise all remedies thereunder.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution and delivery of this Indenture, as originally executed and delivered, is located at 4 New York Plaza, New York, New York 10004.

     "Corporation" means a corporation, limited liability company, company, association, joint-stock company or business trust.

     "Current Revenue Requirement" means the maximum amount of revenue the Company is authorized to recover consistent with applicable FERC orders and upon which rates for transmission service under the OATT are based as of the date the Note Agreement is executed.

     "Debt" means, without duplication, with respect to any Person, the sum of
(a) liabilities for borrowed money, (b) liabilities (excluding accounts payable and other accrued liabilities arising in the ordinary course of business) for the deferred purchase price of property and conditional sale or title retention agreements, (c) Capital Lease Obligations, (d) liabilities for borrowed money secured by a Lien on property, (e) reimbursement obligations (contingent or otherwise) in respect of letters of credit, performance bonds or bankers' acceptances, (f) obligations under any Hedging Agreements, (g) liabilities for Synthetic Leases, (h) obligations evidenced by bonds, debentures, notes or similar instruments and (i) any guarantee with respect to liabilities in clauses
(a) through (h) above, but excluding for the period from the date the Note Agreement is executed to, but excluding, the Final Rate Case Determination Date only, liabilities to independent power producers in respect of deposits held on behalf of such independent power producers for interconnection or transmission system upgrades. All references in this Indenture to the principal amount of Debt outstanding at any time shall be understood to include not only the principal amount of any liabilities for borrowed money or of any bonds, debentures, notes or similar instruments, but also obligations (including those related to reimbursement obligations in respect of letters of credit, but excluding those in respect of interest, fees and other similar amounts) under all other types of Debt described in this definition.

     "Debt Securities" has the meaning stated in the first recital to this Indenture.

     "Default" means the occurrence and continuance of an event, which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

     "Default Rate" has the meaning specified in Section 804(3). "Defaulted Interest" has the meaning specified in Section 307.

     "Deposit Account" has the meaning specified in the Uniform Commercial Code and, in any event, includes, without limitation, any demand, time, savings, passbook, or similar account maintained with a depositary institution.

     "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

     "Easement Agreement" means the Amended and Restated Easement Agreement, dated as of April 29, 2002, between the Company and Consumers, as amended by Supplement No. 1, and by Supplement No. 2, each dated as of April 29, 2002, and as further amended by Supplement No. 3, dated as of March 3, 2003.

     "Easement Land" has the meaning specified in Granting Clause First.

     "Environmental Law" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including, but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Equipment" has the meaning specified in Granting Clause First.

     "Event of Default" has the meaning specified in Section 801.

     "Event of Loss" means an event (other than a Total Loss), including, without limitation, any Taking, which causes all or a material portion of the Transmission System to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

     "Exchange Act" means the United States Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time and the rules and regulations of the Commission promulgated thereunder.

     "Expiration Date" has the meaning specified in Section 104.

     "FERC" means the United States Federal Energy Regulatory Commission.

     "Final Rate Case Determination Date" means in regard to the increase in Current Revenue Requirement the Company is expected to seek in connection with the termination of the Network Integration Transmission Service Agreement, the earlier of (a) FERC's acceptance or approval of the rates sought by the Company pursuant to an order that does not suspend or make subject to refund the rates sought by the Company, or (b) the issuance of a final order by FERC with respect to such requested rates for which the period for rehearing has expired or the disposition of any appeals of such order has been completed.

     "Financing Agreements" means this Indenture (excluding, with respect to this definition, except as set forth in this definition, any indenture supplemental hereto), the First Supplemental Indenture, the Second Supplemental Indenture, the Note Agreement, the Securities issued pursuant to the First Supplemental Indenture and the Second Supplemental Indenture, and the Consumers Consent.

     "First Supplemental Indenture" means the First Supplemental Indenture to this Indenture dated as of December 10, 2003, between the Company and the Trustee.

     "GAAP" has the meaning specified in Section 101(5).

     "Good Utility Practice" means any of the practices, methods and acts engaged in or approved by a significant portion of the electric transmission industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the region.

     "Government Obligations" means:

     (a) any security which is (i) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and

     (b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligations which is specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligations which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligations or the specific payment of principal or interest evidenced by such depositary receipt.

     "Governmental Approval" means any authorization, consent, approval, license, franchise, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any Governmental Authority required in connection with:

          (1) the execution, delivery or performance of any Transmission Document by any party thereto;

          (2) the grant and perfection of any Lien contemplated to be granted by this Indenture; or

          (3) the ownership, development, expansion, operation or maintenance of the Transmission System.

     "Governmental Authority" means any nation or the federal government of the United States, any state or other political subdivision or agency thereof (including, but not limited to, the FERC), and any legally constituted entity legally empowered to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over any aspect of ownership, development, expansion, maintenance or operation of the Transmission System.

     "Hedging Agreement" means all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

     "Holdco" means Michigan Transco Holdings, Limited Partnership, a Michigan limited partnership.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Holder Set-Off Amount" has the meaning specified in Section 820.

     "Improvements" has the meaning specified in Granting Clause First.

     "Indenture" means this instrument as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 301.

     "Independent", when applied to any specified Person, means such a Person who (a) is in fact independent, (b) does not have any direct Material financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (d) is approved by the Trustee in the exercise of reasonable care.

     "Intellectual Property" has the meaning specified in Granting Clause First.

     "Interest" when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security or a date of Maturity with respect to such Security.

     "Issuer" means each issuer of any Investment Property.

     "Law" means any foreign, federal, state, local (including municipal) or other statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise (including any judicial or administrative order, consent decree or judgment to which the Company is a party).

     "Leases" has the meaning specified in Granting Clause First.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest, or other encumbrance, or any interest or title of any vendor, lessor, lender or secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to any property or asset of such Person.

     "Loss Proceeds" means all net proceeds from an Event of Loss, including, without limitation, condemnation proceeds and insurance proceeds or other amounts actually received by or on behalf of the Company on account of an Event of Loss.

     "Manager" means the appointed manager of the Company within the meaning of the Michigan Limited Liability Company Act.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, prospects or properties of the Company.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, prospects, assets or properties of the Company, (b) the ability of the Company to perform its obligations under any Financing Agreement or the Revolving Facility (including, the timely payments of principal of, or premium, if any, and interest on, the Securities), (c) the legality, validity or enforceability of any Financing Agreement or the Revolving Facility or (d) the perfection or priority of the Liens purported to be created pursuant to this Indenture or the rights and remedies of the Holders with respect thereto.

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Maximum Interest Rate" has the meaning specified in Section 310.

     "MISO" means the Midwest Independent Transmission System Operator, Inc.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "Mortgaged Property" means, as of any particular time, all property which at such time is subject to the Lien of this Indenture.

     "Network Integration Transmission Service Agreement" means the April 29, 2002 Amendment and Restatement of the Network Integration Transmission Service Agreement, dated as of April 1, 2001, between the Company and Consumers Energy Company.

     "Note Agreement" means that certain Note Purchase Agreement, dated as of December 10, 2003, between the Company and each Holder listed on Schedule A attached thereto.

     "Notice of Default" has the meaning specified in Section 801.

     "OATT" means, at any given time, the open access transmission tariff of the Company or MISO that is applicable to the Company, approved by the FERC and then in effect.

     "Officer's Certificate" means a certificate signed by an Authorized Officer and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who shall not be in-house counsel for the Company nor an employee of the Company, but shall be counsel of national standing, acceptable to the Trustee.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 802.

     "Other Senior Secured Debt Securities" means Senior Secured Debt of the Company (other than the Securities) which is secured by Collateral Securities.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (1) Securities theretofore canceled or delivered to the Security Registrar or the Trustee for cancellation;

          (2) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been irrevocably deposited in trust with the Trustee or a Paying Agent, provided that if such Securities are to be redeemed prior to the Stated Maturity thereof, notice of such redemption shall have been given as provided in Article Five, or provisions satisfactory to the Trustee shall have been made for giving such notice;

          (3) Securities deemed to have been paid for all purposes of this Indenture in accordance with Section 701 (whether or not the Company's indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

          (4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Outstanding Securities under this Indenture, or the Outstanding Securities of any series or Tranche, have given, made or taken any request, demand, authorization, direction, notice, consent, election, waiver or other action hereunder or whether or not a quorum is present at a meeting of Holders, as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 802;
(B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301; (C) the principal amount of any Collateral Securities shall be determined as follows: (i) prior to the occurrence of an Event of Default, the Outstanding principal amount of any Collateral Securities shall equal the sum of (a) the principal amount of Debt of the Company (including the undrawn amount of any letters of credit issued on behalf of the Company) actually outstanding under the Other Senior Secured Debt Securities with respect to which such Collateral Security was issued, plus (b) any unfunded commitment to extend credit to the Company pursuant to the Senior Secured Debt Agreement with respect to which the Collateral Security was issued; provided that, in the case of clause (b), when the Trustee notifies the Holders (or an agent(s) on their behalf) of the date of determination of the principal amount Outstanding with respect to such Collateral Security (which date shall be at least 5 days after the date the Holders have received such notice from the Trustee), the Holders of such Collateral Security (or an agent(s) on their behalf) shall deliver a certificate to the Trustee on or before such date of determination stating that, to its knowledge, the Company would be able on such date of determination to satisfy the conditions to extensions of credit under such Senior Secured Debt Agreement if the Company were to have requested an extension of credit to be made on such date in accordance with the terms and conditions of such Senior Secured Debt Agreement; or (ii) after the occurrence and during the continuance of an Event of Default, the Outstanding principal amount of any Collateral Security shall equal the principal amount of the Debt of the Company (including the undrawn amount of any letters of credit issued on behalf of the Company) actually outstanding under the Other Senior Secured Debt Securities with respect to which such Collateral Security was issued and not any unfunded commitment to extend credit; and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, election, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor;

provided, further, that for purposes of determining the portion of any proceeds of the Mortgaged Property, payments by the Company or other amounts to be distributed to the Holders by the Trustee, the principal amount of any Collateral Securities shall be equal to the principal amount of Debt of the

Company actually outstanding under the Other Senior Secured Debt Securities with respect to which such Collateral Securities were issued;

and provided, further, that in determining the principal amount of any Collateral Securities that is Outstanding for any purpose hereunder (including the amount of any unfunded commitment to extend credit to the Company included in such principal amount in accordance with clause (C)(i)(b) of the first proviso to this definition), the Trustee shall be protected in relying upon a notice from the Holder (or its agent). In the absence of any such notice, the Trustee shall not be charged with notice of any principal payment, prepayment, borrowing, reborrowing or other extension of credit and the resulting increase or decrease in the principal amount of such Collateral Securities, and the Trustee may conclusively rely on the correctness of any such notice.

     "Paying Agent" means any Person, other than the Company or any of its Affiliates, authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

     "Periodic Offering" means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Securities by the Trustee, all as contemplated in Section 301 and clause (2) of
Section 401.

     "Permitted Additional Senior Secured Debt" has the meaning assigned to that term in Section 3.02(e) of the First Supplemental Indenture.

     "Permitted Liens" means:

          (1) Liens for taxes, assessments or other governmental charges which are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate cash reserves in accordance with GAAP or other acceptable security is maintained by the Company;

          (2) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens) arising in the ordinary course of business and not in connection with borrowed money which (i) relate to obligations that are not yet due or (ii) are being contested in good faith and for which adequate cash reserves in accordance with GAAP or other security acceptable to the Person whose Lien is being contested is maintained by the Company;

          (3) Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens, incurred in the ordinary course of business and not in connection with borrowed money;

          (4) Liens resulting from judgments arising in connection with court proceedings that are being contested in good faith and for which adequate cash reserves in accordance with GAAP or other acceptable security are maintained by the Company, unless such judgments are not, within thirty (30) days, discharged or stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay or are such that create an Event of Default;

          (5) Liens in the Mortgaged Property granted pursuant to this Indenture;

          (6) Leases, subleases, easements, rights-of-way, restrictions and other similar charges or encumbrances incidental to the ownership of property or assets or the ordinary conduct of the Company's business; provided that the aggregate of such Liens does not materially (i) detract from the operation or value of such property or (ii) interfere with the use of the property and assets of the Company in the ordinary course of business; and

          (7) Liens securing Debt of the Company incurred to finance the acquisition of fixed or capital assets; provided, that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the aggregate principal amount of Debt secured by all such Liens does not exceed $5,000,000 at any one time outstanding.

     "Person" means any individual, Corporation, partnership, limited partnership, limited liability partnership, joint venture, trust, unincorporated organization or any Governmental Authority.

     "Place of Payment", when used with respect to the Securities of any series, or any Tranche thereof, means the place or places where the principal of and any premium and interest on the Securities of that series, or any Tranche thereof, are payable, to the extent that the Securities of such series, or any Tranche thereof, are entitled to the payment of principal, premium and/or interest, as specified as contemplated by Section 301.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Pro Rata Portion" means, with respect to any series of Outstanding Securities entitled to redemption from any Loss Proceeds in accordance with
Section 501, as of any date, a fraction (x) the numerator of which shall equal the aggregate principal amount of the Outstanding Securities of such series and
(y) the denominator of which shall equal the sum of (i) the aggregate principal amount of all Outstanding Securities entitled to redemption from such Loss Proceeds in accordance with Section 501 and (ii) the outstanding principal amount of all Other Senior Secured Debt Securities entitled to redemption, repayment, reduction or prepayment from such Loss Proceeds at such date in accordance with the terms thereof; provided, that for purposes hereof, Collateral Securities issued in respect of Other Senior Secured Debt Securities entitled to redemption, repayment, reduction or prepayment from such Loss Proceeds shall be excluded from any calculation of "Outstanding Securities" pursuant hereto.

     "Proceeds" means all "proceeds" as such term is defined in the Uniform Commercial Code and, in any event, shall include, without limitation, all dividends or other income from Investment Property, collections thereon or distributions or payments with respect thereto.

     "Property" means any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Protected Purchaser" has the meaning specified in Section 8-303 of the Uniform Commercial Code.

     "Real Estate" has the meaning specified in Granting Clause First.

     "Real Estate Contracts" has the meaning specified in Granting Clause First.

     "Real Property" has the meaning specified in Granting Clause First.

     "Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture or the terms of the Securities as contemplated by Section 301.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

     "Rents" has the meaning specified in Granting Clause First.

     "Responsible Officer", when used with respect to the Trustee, means an officer in the Institutional Trust Services department (or any successor department) of the Trustee having direct responsibility for administration of this Indenture.

     "Revolving Facility" means (i) the $35,000,000 revolving credit facility for working capital, capital expenditures and general corporate purposes of the Company under the Credit Agreement, dated as of December 10, 2003, among the Company, the lenders from time to time a party thereto and JPMorgan Chase Bank, as administrative agent, together with any amended, restated, supplemented, refinanced or replacement credit facility in an amount not to exceed, prior to the Final Rate Case Determination Date, $35,000,000, whether or not with the original lenders or agents thereunder, together with (ii) the Second Supplemental Indenture relating to the Collateral Securities issued with respect to the above referenced revolving credit facility (or any other indenture supplemental hereto that would relate to any replacement or refinanced credit facility referred to in clause (i) above).

     "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc., or any successor thereto.

     "Second Supplemental Indenture" means the Second Supplemental Indenture to this Indenture dated as of December 10, 2003, between the Company and the Trustee (or any other indenture supplemental hereto that would relate to any replacement or refinanced credit facility referred to in clause (i) of the definition of Revolving Facility).

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities or Collateral Securities authenticated and delivered under this Indenture.

     "Securities Act" means the United States Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Senior Preferential Payment" means (a) any payment (including any deposit of cash collateral) of principal, interest or premium obtained by a Holder in respect of the Securities or Other Senior Secured Debt Securities held by it through the exercise of any remedy (including the commencement and prosecution of any litigation and the exercise of any right of setoff or right to demand cash collateral) available to such Holder as a result of the occurrence and continuance of any Event of Default or (b) any payment (including any deposit of cash collateral or by the exercise of any right of setoff) of principal, interest or premium obtained by a Holder, lender or creditor in respect of the Securities or Other Senior Secured Debt Securities held by it after it shall have received notice pursuant to Section 821(6) of or otherwise shall have actual knowledge of the occurrence and during the continuance of one or more Special Events of Default (unless such payment would cure all such Special Events of Default); provided that no payment made to a Holder pursuant to
Section 807 or received by any Holder in any Bankruptcy Proceeding pursuant to a plan of reorganization or other action approved in writing by Holders of a majority in aggregate principal amount of the Outstanding Securities of each series, each voting as a class, shall constitute a Senior Preferential Payment.

     "Senior Secured Debt" means (i) all obligations of the Company incurred under the Revolving Facility (and including the Collateral Securities issued pursuant to the Second Supplemental Indenture), (ii) the Securities issued pursuant to the First Supplemental Indenture and (iii) any Permitted Additional Senior Secured Debt, all of which Permitted Additional Senior Secured Debt shall be issued in the form of Debt Securities or shall be secured by Collateral Securities under this Indenture.

     "Senior Secured Debt Agreements" means (if in addition to this Indenture) those agreements between the Company and the holders of Senior Secured Debt governing the issuance of such Senior Secured Debt of the Company that will have the benefit of this Indenture (which shall mean (i) with respect to the Securities issued pursuant to the First Supplemental Indenture hereto, the Note Agreement, and (ii) with respect to the Securities issued pursuant to the Second Supplemental Indenture hereto, the document referred to in clause (i) of the definition of Revolving Facility).

     "Special Event of Default" shall mean (a) the commencement of a Bankruptcy Proceeding with respect to the Company, (b) the acceleration of any series of Securities or Other Senior Secured Debt Securities or (c) any default in the payment of any amount of principal, interest or premium due under any Financing Agreement or Senior Secured Debt Agreement; provided, in the case of any event described in clause (c) hereof, that such event (i) shall have continued for any grace period specified in the applicable Financing Agreement or Senior Secured Debt Agreement and (ii) shall have been described in a notice substantially in the form of Exhibit C hereto delivered by one or more Holders to the Trustee.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Special Trust Account" shall mean an interest bearing restricted trust account maintained by the Trustee for the purpose of receiving and holding Senior Preferential Payments.

     "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of or interest on such Security, or such installment of principal or interest, is due and payable.

     "Successor Corporation" has the meaning specified in Section 1101.

     "Synthetic Leases" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered debt for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

     "Taken" means any circumstance or event in consequence of which the Transmission System or any substantial portion thereof shall be condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain or otherwise. The terms "Taken" or "Taking" shall have a correlative meaning.

     "Total Loss" means (a) a total or constructive total loss of a substantial portion of the Transmission System as a result of an Event of Loss or (b) a substantial portion of the Transmission System is Taken.

     "Tranche" means a group of Securities which (a) are of the same series and
(b) have identical terms except as to principal amount, date of issuance and/or first Interest Payment Date.

     "Transmission Documents" means (i) the Network Integration Transmission Service Agreement, (ii) the Easement Agreement, (iii) the Agreement of Transmission Facilities Owners to Organize the Midwest Independent Transmission System Operator, Inc., a Delaware Non-Stock Organization, on file and accepted by the FERC, as it may be amended from time to time, including specific amendments or agreements between the Company and MISO and the Company and the transmission owners and members of MISO, (iv) the April 29, 2002 Amendment and Restatement of the Distribution-Transmission Interconnection Agreement, dated as of April 1, 2001, between the Company and Consumers, (v) the April 29, 2002 Amendment and Restatement of the Generation Interconnection Agreement, dated as of April 1, 2001, between the Company and Consumers, (vi) the April 29, 2002 Amendment and Restatement of the Purchase and Sale Agreement for Ancillary Services, dated as of April 1, 2001, between the Company and Consumers, (vii) the April 29, 2002 Amendment and Restatement of the Operating Agreement, dated as of April 1, 2001, between the Company and Consumers, (viii) the April 29, 2002 Amendment and Restatement of the Network Operating Agreement, dated as of April 1, 2001 between the Company and Consumers, (ix) the Amended and Restated Service Contract, dated as of April 29, 2002, between the Company and Consumers,
(x) the Non-Competition Agreement, dated as of May 1, 2002, between Consumers, the Company, and Holdco, and (xi) the Amended and Restated Management Services Agreement, dated as of March 11, 2003, by and between the Company and Trans-Elect, Inc.

     "Transmission System" means the transmission lines and towers; substations; distribution substations; switching stations and substations; circuit breakers; and all such other necessary facilities used for providing transmission service; in each case, owned by the Company.

     "Trigger Event" means (i) in case of the occurrence of an Event of Default specified in Section 801(a) or (b), an Act of Holders of a majority in principal amount of Outstanding Securities of any series declaring that a "Trigger Event" has occurred, or (ii) in case of the occurrence of any Event of Default, an Act of Holders of a majority in principal amount of Outstanding Securities of all series declaring that a "Trigger Event" has occurred. A Trigger Event shall be deemed to have occurred automatically (to the extent permitted by any applicable law) and without any Act of Holders in the case of the occurrence of an Event of Default specified in Section 801(c) or (d). A Trigger Event shall cease to exist if and when the Event(s) of Default upon which such Trigger Event is based is (or are) cured or waived in accordance with the provisions of this Indenture.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

     "Uniform Commercial Code" means, unless otherwise noted, the Uniform Commercial Code as from time to time in effect in the State of New York.

     "United States" means the United States of America.

     "Unused Excess Proceeds" has the meaning specified in Section 501(a).

SECTION 102. Compliance Certificates and Opinions.

     Subject to Section 107, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act with respect to indentures qualified thereunder. Each such certificate or opinion shall be given in the form of an Officer's Certificate, if to be given by an Authorized Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 103. Content and Form of Documents Delivered to Trustee.

     Whenever several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified and covered by the opinion of, only one such Person, or that they be so certified or covered by one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations, with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon the certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her opinion is based are erroneous. Any Opinion of Counsel delivered hereunder may contain standard and customary exceptions and qualifications.

     Wherever in the Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Company shall deliver any document as a condition of the granting of such application, or as evidence of the Company's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Company to have such application granted or to the sufficiency of such certificate or report.

SECTION 104. Acts of Holders; Record Dates.

     Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 901) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104. The record of any meeting of Holders shall be proved in the manner provided in Section 1306.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same may be proved in any other manner which the Trustee and the Company deem sufficient.

     The ownership of Securities shall be proved by the Security Register.

     Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, election, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in
Section 106.

     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any notice of a Default or an Event of Default, (ii) any declaration of acceleration referred to in Section 802, (iii) any request to institute proceedings referred to in Section 811 or (iv) any direction referred to in Section 816, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

     With respect to any record date set pursuant to this Section 104, the party hereto which sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in
Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto which set such record date shall be deemed to have initially designated the one hundred eightieth (180th) day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the one hundred eightieth (180th) day after the applicable record date.

     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., to Trustee and Company.

     Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Institutional Trust Services, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of the Treasurer of the Company at the address of the Company's principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106. Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

     Except with respect to Section 314 (other than Sections 314(c) and (e)) or
Section 311 of the Trust Indenture Act (in either case, which the Company or the Trustee, as the case may be, need not comply with) and except as provided in the last sentence of Section 908, if any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act which would be required under the Trust Indenture Act to be a part of and govern this Indenture if this Indenture were qualified thereunder, the provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

     This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except that the law of any jurisdiction wherein any portion of the Mortgaged Property that is Real Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of this Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

SECTION 113. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security that contains provisions different from this Section 113)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no additional interest shall accrue as the result of such delayed payment.

SECTION 114. Investment of Cash Held by Trustee.

     Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Article Seven, at the request of the Company as evidenced by a Company Order, be invested or reinvested in specified Cash Equivalents selected by the Company (unless an Event of Default has occurred and is continuing, in which case such Cash Equivalents shall be selected by the Trustee), and any interest on such Cash Equivalents shall be held in trust for the benefit of the Holders as part of the Mortgaged Property. Any such Cash Equivalents may be liquidated, presented for redemption or otherwise disposed of at the request of the Company as evidenced by a Company Order (unless an Event of Default has occurred and is continuing, in which case such Cash Equivalents may be liquidated, presented for redemption or otherwise disposed of at the direction of the Trustee). The Trustee shall not be liable for any loss incurred in connection with any investment, reinvestment, liquidation, presentment for redemption or disposition of any Cash Equivalent made in accordance with this Section 114.

SECTION 115. Execution of Other Documents; Conflicts; Agreement of Holders.

     All rights, powers and remedies available to the Trustee and all Holders of Securities (whether Debt Securities or Collateral Securities), with respect to the Mortgaged Property, shall be subject to this Indenture, and no Holder of any Securities may take any actions with respect to the Mortgaged Property which violate the provisions of this Indenture. In the event of any conflict or inconsistency between the terms and provisions of this Indenture and the terms and provisions of any Senior Secured Debt Agreement relating to the Mortgaged Property, the terms and provisions of this Indenture shall govern and control. As a condition to the issuance of any Securities to a Holder, such Holder (including the beneficial owner of such Securities) shall, in its respective Senior Secured Debt Agreement, and the Company shall cause each such Holder to, acknowledge this Section 115 and Sections 816, 821, 822 and 823 and agree to abide by those provisions and comply with them. The Company shall further cause each such Holder of Securities, in its respective Senior Secured Debt Agreement, to agree to directly abide by all applicable provisions of this Indenture.

                                  ARTICLE TWO.

                                 SECURITY FORMS

SECTION 201. Forms Generally.

     The definitive Securities of each series shall be in substantially the form or forms established in the indenture supplemental hereto establishing such series, or in a Company Resolution establishing such series, or in an Officer's Certificate pursuant to such a supplemental indenture or Company Resolution, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or automated quotation system on which the Securities of such series may be listed or traded or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Company Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 401 for the authentication and delivery of such Securities.

     The Securities of each series shall be issuable in registered form without coupons. The definitive Securities of each series shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, or if required by any securities exchange or automated quotation system on which the Securities of such series may be listed or traded, on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or automated quotation system on which the Securities of such series may be listed or traded, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Trustee's Certificate of Authentication.

     The Trustee's certificate of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        JPMorgan Chase Bank,
                                        as Trustee


Date of Authentication:                 By:
                        ------------        ------------------------------------
                                            Authorized Officer

                                 ARTICLE THREE.

                                 THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

     Subject to the terms of any particular series of Securities as contemplated by this Section 301, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series each of which may be issued in Tranches. Subject to the penultimate paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in a Company Resolution, or in an Officer's Certificate pursuant to a supplemental indenture or a Company Resolution:

          (1) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series) and whether such Securities are Debt Securities or Collateral Securities and, if such Securities are Collateral Securities, an executed copy of the Senior Secured Debt Agreement relating to such Collateral Security shall be attached thereto;

          (2) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 507 or 1206 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

          (3) the Persons (without specific identification) to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

          (4) the date or dates on which the principal of the Securities of such series, or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

          (5) the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference to an index or indices or other facts or events ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue or any formula or other method or means (including by reference to facts or events ascertainable outside this Indenture) by which such date or dates shall be determined; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 310;

          (6) the place or places at which and/or the methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) exchanges of Securities of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar (if other than the Trustee) and any Paying Agent or Agents (if other than the Trustee) for such series or Tranche; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof; provided that such method of payment shall be administratively acceptable to the Trustee;

          (7) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;

          (8) the obligation or obligations, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or any other analogous provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 504 in the case of mandatory redemption or redemption at the option of the Holder;

          (9) the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of One Thousand Dollars ($1,000) and any integral multiple thereof;

          (10) that all Securities shall be denominated and payable in Dollars;

          (11) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture shall be made on the basis of the fair market value of such securities or the fair value of such other property, in either case determined as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;

          (12) if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or indices or other facts or events ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause
(5) of this paragraph);

          (13) if other than the principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 802;

          (14) the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for Capital Stock or other securities of the Company or any other Person;

          (15) if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Securities;

          (16) if the Securities of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (4) of Section 1201;

          (17) to the extent not established pursuant to clause (15) of this paragraph, any limitations on the rights of the Holders of the Securities of such series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

          (18) any exceptions to Section 113, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof;

          (19) the terms of any sinking, improvement, maintenance, replacement or analogous fund for any series;

          (20) any provisions permitted by this Indenture relating to covenants of the Company with respect to the Securities of such series in addition to those set forth in this Indenture;

          (21) the Events of Default, in addition to those set forth in Section 801, with respect to the Securities of such series and whether each Holder of Securities of such series shall have the right to declare the principal amount of such Securities held by it to be due and payable immediately pursuant to
Section 802; and

          (22) any other terms of the Securities of such series, or any Tranche thereof.

     With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Company Resolution which establishes such series, or the Officer's Certificate pursuant to such supplemental indenture or Company Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by clause (2) of Section 401.

     Anything herein to the contrary notwithstanding, the Trustee shall be under no obligation to authenticate and deliver Securities of any series the terms of which, established as contemplated by this Section 301, would affect the rights, duties, obligations, liabilities or immunities of the Trustee under this Indenture or otherwise.

     Notwithstanding Section 301(2) and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased without the consent of the Holders of such series of Securities.

SECTION 302. Denominations.

     Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of One Thousand Dollars ($1,000) and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by an Authorized Officer. The signature of any such officer on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.

     Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if (a) any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, (b) the Company shall deliver such Security to the Security Registrar for cancellation or shall cancel such Security and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 309, and
(c) the Company, at its election, shall deliver to the Trustee a written statement (which need not comply with Section 102 and need not be accompanied by an Officer's Certificate or an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, then, for all purposes of this Indenture, such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 304. Temporary Securities.

     Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Securities of such series or Tranche upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such Securities. Upon such surrender of temporary Securities, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

SECTION 305. Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept, with respect to the Securities of each series, or any Tranche thereof, at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series or Tranche and the registration of transfer thereof. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. If any indenture supplemental hereto refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to the Securities of any series, or any Tranche thereof.

     Upon surrender for registration of transfer of any Security of such series or Tranche at the office or agency of the Company in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

     Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged at the option of the Holder, for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

     Unless otherwise specified as contemplated by Section 301 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 507 or 1206 not involving any transfer.

     Neither the Trustee nor the Company shall be required, pursuant to the provisions of this Section 305, (A) to issue, register the transfer of or exchange any Securities of any series (or of any Tranche thereof) during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of any such Securities of such series or Tranche selected for redemption under Section 503 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, any portion not to be redeemed.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

     If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding and shall cancel and dispose of such mutilated Security in accordance with Section 309.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security is held by a Person purporting to be the owner of such Security, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding. If, after the delivery of such new Security, a Protected Purchaser of the original Security in lieu of which such new Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such new Security from the party to whom it was delivered or any party taking therefrom, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company and the Trustee in connection therewith and shall cancel and dispose of such new Security in accordance with Section 309.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable within thirty (30) days, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     The Trustee shall not be obligated to authenticate any Security under this
Section 306 unless the Company shall have paid sums sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee, its agents and counsel) connected therewith.

     Every new Security of any series issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

     Any indemnity that may be required by the Company or the Trustee pursuant to this Section 306 shall be an unsecured indemnity if such indemnity is requested from a Holder that is an insurance company or a financial institution.

     The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

     Except as otherwise provided as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, or any Tranche thereof, except that, unless otherwise provided in the Securities of such series, or any Tranche thereof, as contemplated by Section 301 interest payable on the Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or as contemplated by Section 301 with respect to the related series of Securities. Except in the case of a Security in global form, interest on any series of Securities may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Security Register of such series or (ii) by wire transfer in immediately available funds at such place and to such account as designated in writing to the Paying Agent (at least 15 days prior to the related Interest Payment Date) by the Person entitled thereto as specified in the Security Register of such series (such designation to control with respect to all interest payments to such Person, unless otherwise directed by such Person).

     Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, with respect to any Collateral Security, interest thereon shall be deemed to be automatically paid solely to the extent that any payment of interest is made on the corresponding Other Senior Secured Debt Security with respect to which such Collateral Security was issued pursuant to the terms of the

Senior Secured Debt Agreement governing such Other Senior Secured Debt Security. The Trustee shall be entitled to conclusively assume that such payment of interest on the corresponding Other Senior Secured Debt Security has been made unless notified to the contrary by such Person or Persons as shall be designated for such purpose in or with respect to such Collateral Security.

     The initial Paying Agent will be the Trustee. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company at all times will be required to maintain a Paying Agent in each Place of Payment for each series of Securities.

     Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, any interest on any Security of any series which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause
(1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which such Securities may be listed, traded or quoted, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 309, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be treated in accordance with the Trustee's document retention policies.

SECTION 310. Computation of Interest; Usury Not Intended.

     Except as otherwise specified as contemplated by Section 301 for Securities of any series, or any Tranche thereof, interest on the Securities of each series, or any Tranche thereof, shall be computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months and interest on the Securities of each series, or any Tranche thereof, for any partial period shall be computed on the basis of a three hundred sixty (360) day year of twelve
(12) thirty (30) day months and the actual number of days elapsed in any partial month.

     The amount of interest (or amounts deemed to be interest under applicable law) payable or paid on any Security shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States or any state thereof permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, taken, reserved, charged or received (the "Maximum Interest Rate"). If, as a result of any circumstances whatsoever, the Company or any other Person is deemed to have paid interest (or amounts deemed to be interest under applicable law) or any Holder is deemed to have contracted for, taken, reserved, charged or received interest (or amounts deemed to be interest under applicable law), in excess of the Maximum Interest Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of validity, and if from any such circumstance, the Trustee, acting on behalf of the Holders, or any Holder shall ever receive interest or anything that might be deemed interest under applicable law that would exceed the Maximum Interest Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on the applicable Security or Securities and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of any such Security or Securities, such excess shall be refunded to the Company. In addition, for purposes of determining whether payments in respect of any Security are usurious, all sums paid or agreed to be paid with respect to such Security for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Security. In administering the provisions of this paragraph, the Trustee shall be entitled to rely on an Officer's Certificate and an Opinion of Counsel.

SECTION 311. CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP", "private placement" or other similar numbers (if then generally in use), and, if so, the Trustee or Security Registrar may use "CUSIP", "private placement" or such other numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, in which case none of the Company or, as the case may be, the Trustee or the Security Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP, "private placement" or such other number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in any such "CUSIP," "private placement" or such other numbers.

                                  ARTICLE FOUR.

                             ISSUANCE OF SECURITIES

SECTION 401. General.

     Subject to Section 402 and, except as may be otherwise specified as contemplated by Section 301 for Securities of any series, or any Tranche thereof, the Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

          (1) the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 201 and 301;

          (2) a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an indenture supplemental hereto or in a Company Resolution, or in an Officer's Certificate pursuant to a supplemental indenture or Company Resolution, all as contemplated by Section 301, either (i) establishing such terms or (ii) in the case of Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral or electronic instructions are to be promptly confirmed in writing), in either case in accordance with the instrument or instruments delivered pursuant to clause (1) above;

          (3) the Securities of such series, executed on behalf of the Company by an Authorized Officer;

          (4) an Opinion of Counsel to the effect that:

               (a) the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

               (b) the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

               (c) when such Securities shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner specified in such Opinion of Counsel, such Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company (subject to customary exceptions) and entitled to the benefit of the Lien of this Indenture equally and ratably with all other Securities then Outstanding;

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Securities (provided that such Opinion of Counsel addresses the authentication and delivery of all such Securities) and that, in lieu of the opinions described in clauses (b) and (c) above, counsel may opine that:

          (X) when the terms of such Securities shall have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (1) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

          (Y) when such Securities shall have been authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (X) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company (subject to customary exceptions) and entitled to the benefit of the Lien of this Indenture equally and ratably with all other Securities then Outstanding; and

          (5) an Officer's Certificate to the effect that, no Default or Event of Default has occurred and is continuing, including a computation of any financial covenants and any other covenants requiring computation contained in the Indenture showing compliance therewith as of the requisite time periods required by such covenants; provided, however, that with respect to Securities of a series subject to a Periodic Offering, either (i) such an Officer's Certificate shall be delivered at the time of the authentication and delivery of each Security of such series or (ii) the Officer's Certificate delivered at or prior to the time of the first authentication and delivery of the Securities of such series shall state that the statements therein shall be deemed to be made at the time of each, or each subsequent, authentication and delivery of Securities of such series.

     With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof, the validity thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article Four at or prior to the time of the first authentication and delivery of Securities of such series until any of such opinions, certificates or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company's instructions to authenticate and deliver such Securities do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company.

SECTION 402. Limitation on Issuances.

     Notwithstanding anything herein to the contrary, as long as any Securities issued pursuant to the First Supplemental Indenture are Outstanding, the Company may not issue any Securities pursuant to Section 401 hereof unless the Company is, at the time of and immediately after such issuance, in compliance with the covenant set forth in Section 3.02(e) of the First Supplemental Indenture.

                                  ARTICLE FIVE.

                            REDEMPTION OF SECURITIES

SECTION 501. Applicability of Article.

     (a) Except as may be otherwise specified as contemplated by Section 301 for Securities of any series, or any Tranche thereof, in the event that any one or more Events of Loss shall occur during any consecutive twelve (12) month period with respect to which the Company receives an aggregate amount of Loss Proceeds in excess of $5,000,000, and the Company does not use the entire amount of such Loss Proceeds to rebuild or restore the Transmission System or otherwise render the Transmission System fit for normal use (or which the Company does not allocate to a firm, good faith contractual commitment in the ordinary course of business (not subject to any conditions in the Company's control) so to rebuild or restore) (any portion of such aggregate amount of Loss Proceeds not so used or allocated, the "Unused Excess Proceeds"), the Company shall (i) redeem, on the Redemption Date to be determined by the Company (which date shall be a date within (9) months of the date on which the last of such Loss Proceeds are received by or on behalf of the Company), Outstanding Securities of each series entitled to such redemption in an amount equal to the Pro Rata Portion of such series of the Unused Excess Proceeds (which Pro Rata Portion shall be calculated by the Company as of the date on which the Company notifies the Trustee of such Redemption Date in accordance with Section 502), in whole or in part, as the case may be, (on a pro rata basis, based on the principal amount of each Outstanding Security of such series, with such adjustments as shall be necessary so that only Securities in authorized denominations shall be redeemed) at a Redemption Price equal to the unpaid principal thereof and (ii) pay all interest accrued and unpaid to the Redemption Date on the Securities so redeemed; provided that if any portion of such Loss Proceeds allocated to any such firm commitment or a replacement commitment so to rebuild or restore the Transmission System (which firm commitment or replacement commitment shall have been entered into prior to the end of the original nine (9) month period referenced above) is not reinvested pursuant to such commitment within six (6) months of the end of the original nine (9) month period, such uninvested portion of such Loss Proceeds so allocated shall be used to redeem each series of Outstanding Securities in the manner set forth above on a date not later than the last day of such six-month period.

     (b) In addition to the provisions of Section 501(a), Securities of any series, or any Tranche thereof, which are otherwise redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche) in accordance with this Article.

SECTION 502. Election to Redeem; Notice to Trustee.

     Any election of the Company to redeem any Securities shall be evidenced by a Company Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption of any Securities pursuant to
Section 501(a) or pursuant to Section 501(b), the Company shall, if such redemption is made (i) pursuant to Section 501(a), not less than forty (40) days nor more than sixty (60) days prior to the Redemption Date fixed by the Company or (ii) pursuant to

Section 501(b), not less than forty-five (45) nor more than sixty (60) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series, or any Tranche thereof, to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, or that is otherwise subject to such condition, the Company shall furnish the Trustee with an Officer's Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.

SECTION 503. Selection by Trustee of Securities to Be Redeemed.

     Other than any redemption of Securities pursuant to Section 501(a), if less than all the Securities of any series, or any Tranche thereof, are to be redeemed (unless all the Securities of such series or Tranche and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series, or any Tranche thereof, not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, or any Tranche thereof, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series, or any Tranche thereof, and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series, or any Tranche thereof, and specified tenor not previously called for redemption in accordance with the preceding sentence.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

     The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company or any Affiliate thereof shall not be included in the Securities selected for redemption.

SECTION 504. Notice of Redemption.

     Except as may be otherwise specified as contemplated by Section 301 for Securities of any series, or any Tranche thereof, notice of redemption shall be given in the manner provided in Section 106 not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register; provided, however, if such redemption is made pursuant to Section 501(a), such notice of redemption shall be given in the manner provided in Section 106 not less than twenty-five (25) nor more than (60) days prior to the Redemption Date.

     With respect to Securities of each series, or any Tranche thereof, to be redeemed, each notice of redemption shall identify the Securities to be redeemed (including CUSIP, "private placement" or similar numbers) and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

          (3) if less than all the Outstanding Securities of any series, or any Tranche thereof, consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series, or any Tranche thereof, consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

          (4) that on the Redemption Date, the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 301 with respect to such Securities that such surrender shall not be required;

          (6) that the redemption is for a sinking fund, if such is the case;
and

          (7) such other matters as the Company shall deem desirable or appropriate.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and, subject to the preceding paragraph, shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 505. Deposit of Redemption Price.

     On or before the Redemption Date specified in the notice of redemption given as provided in Section 504 (but in any event at or prior to 10:00 a.m. New York City time on the applicable Redemption Date), the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date with respect to which interest shall be payable to the Holders as of the immediately preceding Regular Record Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 506. Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date, unless the Company shall default in the payment of the Redemption Price and accrued interest, if any, such Securities or portions thereof, if interest bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 301 with respect to such Security; and provided, further, that, except as otherwise specified as contemplated by Section 301 with respect to such Security, any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 307. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium if any, and any unpaid interest shall, until paid, bear interest (to the extent permitted by applicable law) from the Redemption Date at the rate or rates prescribed therefor in the Security.

SECTION 507. Securities Redeemed in Part.

     Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, or any Tranche thereof, any Securities of any series which are to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                  ARTICLE SIX.

                                    COVENANTS

     The Company covenants and agrees for the benefit of the Holders and the Trustee that, for so long as any Securities are Outstanding, it shall observe the following covenants:

SECTION 601. Payment of Securities.

     The Company covenants and agrees that it will duly and punctually pay the principal of and any premium and interest on the Securities in accordance with the terms of such Securities and this Indenture. For the avoidance of doubt and except as otherwise specified as contemplated by Section 301 with respect to any series of Collateral Securities, or any Tranche thereof, with respect to any Collateral Securities issued pursuant to this Indenture, (i) a principal payment on Other Senior Secured Debt Securities with respect to which the Collateral Securities were issued as security therefor shall be automatically deemed to be a corresponding principal payment with respect to the related Collateral Securities (and shall automatically be deemed to decrease the principal amount of such Collateral Securities by the amount of such payment), and (ii) any borrowing or reborrowing by, or other extension of credit in favor of, the Company under such Other Senior Secured Debt Securities shall, whether or not such borrowing, reborrowing or other extension of credit would result in a Default or Event of Default, automatically be deemed to increase the principal amount of the related Collateral Securities by the amount of such borrowing or reborrowing, or other extension of credit.

SECTION 602. Maintenance of Office or Agency.

     The Company will maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where Securities of that series or Tranche may be presented or surrendered for payment, where Securities of that series or Tranche may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series or Tranche and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 106. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series, or any Tranche thereof, may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 106, of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 603. Money for Securities Payments to Be Held in Trust.

     Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, on any of such Securities (subject to Section 505), provide to such Paying Agent or Agents a sum sufficient (without duplication) to pay the principal of or any premium or interest on such Securities, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 603, that such Paying Agent will:

          (1) comply with the provisions of the Trust Indenture Act that would be applicable to it as a Paying Agent if this Indenture were qualified thereunder;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon such Securities) in the making of any payment of principal or any premium or interest on the Securities of that series or Tranche; and

          (3) during the continuance of any default by the Company (or any other obligor upon such Securities), upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of such Securities.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or any premium or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, upon receipt of a Company Request and at the expense of the Company, cause to be published once, in an Authorized Publication, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 604. Maintenance of Existence, etc.

     Except as permitted pursuant to Article Eleven, the Company shall at all times (i) preserve and maintain in full force and effect its existence as a limited liability company under the laws of the State of Michigan and its qualification to do business in each other jurisdiction in which the conduct of its business requires such qualification, and (ii) obtain, preserve and maintain all of its rights, privileges and franchises necessary for the ownership and operation of the Transmission System in accordance with all applicable Laws and Governmental Approvals and the Transmission Documents to which it is a party, except where the termination of or failure to obtain or maintain such rights, privileges and franchises could not reasonably be expected to have a Material Adverse Effect.

SECTION 605. Books and Records.

     The Company shall keep, independently from those of its Affiliates, proper books of records and accounts in which full, true and correct entries shall be made of all of its transactions, assets and businesses, and costs and expenses, in each case in accordance with GAAP and all applicable Laws. The Company shall maintain in all material respects all operating and maintenance logs and records with respect to the Transmission System which are required to be maintained by all applicable Laws and Governmental Approvals or recommended to be maintained in accordance with Good Utility Practice.

SECTION 606. Payment of Taxes and Other Claims.

     The Company shall file all tax returns required to be filed in any jurisdiction and pay or discharge, or cause to be paid or discharged, no later than the date that the same shall become due all taxes, assessments and governmental charges or levies, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies), levied or imposed upon (A) the Company or (B) the Property of the Company; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax or other claim, (x) the applicability or validity of which is being contested in good faith through appropriate means and for which adequate cash reserves in accordance with GAAP have been established or (y) the non-filing or non-payment of which, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

SECTION 607. Certain Additional Covenants with Respect to the Mortgaged
Property.

     (a) Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Mortgaged Property shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper, upon the occurrence of a Trigger Event and for so long as such Trigger Event continues to exist, shall be immediately delivered to the Trustee, duly indorsed in a manner satisfactory to the Trustee, to be held as Mortgaged Property pursuant to this Indenture. After the occurrence of a Trigger Event and for so long as such Trigger Event continues to exist, all proceeds of such Instruments or Chattel Paper constituting the Mortgaged Property shall be payable to the Trustee.

     (b) Maintenance of Security Interests; Further Documentation.

          (1) The Company shall preserve the security interests granted pursuant to the Granting Clauses of this Indenture and shall undertake all such actions which are necessary or appropriate to perfect and maintain the perfection of each Holder's security interests in the Mortgaged Property in full force and effect at all times, to the extent such security interests can be perfected by filing (including the priorities, rights and title and the rights of the Holders to the Mortgaged Property), including, without limitation, the making or delivery of all filing and recordations (which shall include the prompt filing and recording (subject to Section 3.01(g) of the First Supplemental Indenture), and re-filing and re-recording, of this Indenture and instruments supplemental hereto), the payments of fees and other charges and the issuance of supplemental documentation. In addition, to the extent that possession of any Mortgaged Property is required for perfection or priority of any security interest, the Company shall not give, or suffer to exist, possession of any such Mortgaged Property to any Person, other than the Trustee in accordance with this Indenture.

          (2) At any time and from time to time, or upon the written request of the Trustee (provided that the Trustee shall have no obligation to make any such request), and at the sole expense of the Company, the Company will promptly and duly execute and deliver, and have recorded, such further instruments and documents, as are required by applicable Law, or as the Trustee may reasonably request (provided that the Trustee shall have no obligation to make any such request), for the purpose of obtaining or preserving the full benefits of this Indenture and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          (3) Pursuant to any applicable law, the Company authorizes the Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the Mortgaged Property without the signature of the Company in such form and in such offices as the Trustee determines appropriate to perfect the security interests of the Trustee under this Indenture. The Company authorizes the Trustee to use the collateral description "all Company's personal property now owned or hereafter acquired" in any such financing statements. The Company hereby ratifies and authorizes the filing by the Trustee of any financing statement with respect to the Mortgaged Property made prior to the date hereof. No authorization contained in this clause shall create a corresponding obligation of the Trustee to take the actions so authorized and nothing in this clause shall expand the obligations of the Trustee as limited by Section 904.

     (c) Changes in Locations, Name, etc. The Company will not, except upon fifteen (15) days prior written notice to the Trustee and (i) delivery to the Trustee or filing of all additional executed financing statements and other documents required by applicable Law or reasonably requested by the Trustee to maintain the validity, perfection and priority of the security interests provided for herein and

(ii) if applicable, delivery to the Trustee of a written supplement showing any additional location at which Inventory or Equipment shall be kept:

          (1) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to the first preamble of this Indenture; or

          (2) change its name.

     (d) Notices. The Company will advise the Trustee promptly, in reasonable detail, of the occurrence of any event which could reasonably be expected to have a material adverse effect on the aggregate value of the Mortgaged Property or the security interests created under this Indenture, the Trustee's sole responsibility with respect to such advice being to send copies of the same to each Holder.

     (e) Investment Property. If the Company possesses, is entitled to or shall become entitled to receive, or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer (including Certificated Securities), the Company, with respect to any such items then in the possession of the Company, shall deliver the same forthwith to the Trustee and, with respect to such items that the Company receives after the date hereof, shall accept the same as the agent of the Trustee and the Holders of all Outstanding Securities, hold the same in trust for the Trustee and the Holders of all Outstanding Securities and deliver the same forthwith to the Trustee, in every case, in the exact form received, duly indorsed by the Company to the Trustee, if required, together with an undated stock power covering such certificate duly executed in blank by the Company and with, if the Trustee so requests, signature guaranteed, to be held by the Trustee, subject to the terms hereof, as additional collateral security for the Outstanding Securities. Upon the occurrence of a Trigger Event and for so long as such Trigger Event continues to exist, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Trustee to be held by it hereunder as additional collateral security for the Outstanding Securities, and, upon the occurrence of a Trigger Event and for so long as such Trigger Event continues to exist, in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Trustee, be delivered to the Trustee to be held by it hereunder as additional collateral security for the Outstanding Securities. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by the Company after the occurrence of a Trigger Event and for so long as such Trigger Event continues to exist, the Company shall, until such money or property is paid or delivered to the Trustee, hold such money or property in trust for the Trustee and the Holders of all Outstanding Securities, segregated from other funds of the Company, as additional collateral security for the Outstanding Securities. Prior to the occurrence of a Trigger Event, all dividends or other distributions paid on such Investment Property shall be payable to the Company, and any voting rights with respect to such Investment Property may be exercised by the Company and not the Trustee, and, after the occurrence of a Trigger Event and for so long as such Trigger Event continues to exist, all such dividends or other distributions shall be payable to the Trustee, and any voting rights with respect to such Investment Property may be exercised by the Trustee and not the Company.

     (f) Receivables.

          (1) Other than in the ordinary course of business consistent with prudent business practices, the Company will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle Receivables for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially and adversely affect the value of the Receivables constituting Mortgaged Property taken as a whole.

          (2) If the Company shall enter into any contract or other transaction with an Applicable Governmental Authority (as defined below) which will result in an Applicable Governmental Authority becoming an obligor on any Receivable (which Receivable, along with all such other Receivables, exceeds $100,000 individually or in the aggregate), the Company shall (i) promptly thereafter, notify the Trustee thereof, (ii) provide to the Trustee all such documents and instruments, and take all such actions, as shall be reasonably requested by the Trustee, or, in any event, as may be required by applicable Law, to enable the Trustee to comply with the requirements of the Federal Assignment of Claims Act or any other applicable requirement of Law to perfect its security interest in such Receivables and obtain the benefits of such statute or Law with respect thereto and (iii) otherwise comply with its obligations under Section 607(b)(2) with respect thereto. As used in this paragraph the term "Applicable Governmental Authority" shall mean any Governmental Authority the laws, rules and regulations applicable to which provide that, for a creditor of a Person to which such Governmental Authority has an obligation to pay money, whether pursuant to a Receivable, a General Intangible or otherwise, to perfect such creditor's Lien on such obligation and/or to obtain the full benefits of such Lien and such requirements of Law, certain notice, filing, recording or other similar actions other than the filing of a financing statement under the Uniform Commercial Code of all applicable jurisdictions must be given, executed, filed, recorded, delivered or completed, including, without limitation, any Federal Governmental Authority to which the Federal Assignment of Claims Act is applicable.

     (g) Intellectual Property.

          (1) The Company will notify the Trustee immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding the Company's ownership of, or the validity of, any material Intellectual Property or the Company's right to register the same or to own and maintain the same, the Trustee's sole responsibility with respect to such notice being to send copies of the same to each Holder.

          (2) Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall report such filing to the Trustee within five Business Days after the last day of the fiscal quarter in which such filing occurs, the Trustee's sole responsibility with respect to such report being to send copies of the same to each Holder. Upon written request of the Trustee, and, in any event, if required by applicable Law, the Company shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Trustee may reasonably request or, in any event, if required by applicable Law, to evidence the Trustee's and the Holders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby.

          (3) The Company will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (4) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, the Company shall (i) take such actions as the Company shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Trustee after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, the Trustee's sole responsibility with respect to such notice being to send copies of the same to each Holder.

SECTION 608. Covenants in Supplemental Indenture, etc.

     The Company shall duly perform and comply with any other covenant with respect to a particular series of Securities that may be set forth in a supplemental indenture to this Indenture, or other instrument, that establishes the terms of such series of Securities as contemplated by Section 301.

SECTION 609. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in any covenant or restriction specified with respect to the Securities of any one or more series, or any one or more Tranches thereof, as contemplated by Section 301 if before the time for such compliance
(i) the Holders of a majority in aggregate principal amount of the Outstanding Securities of each such series or Tranche with respect to which compliance with such covenant or restriction is to be omitted, considered as separate classes, or (ii) if such term, provision or condition with respect to which compliance with such covenant or restriction is to be waived relates to all series or Tranches of Outstanding Securities, the Holders of a majority in aggregate principal amount of all Outstanding Securities of all series or Tranches, considered as one class, shall, in either case (i) or (ii) above, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect; provided, however, that no such waiver shall be effective as to any of the matters contemplated in clause (1), (2), (3) or (4) in Section 1202 without the consent of the Holders specified in such Section.

SECTION 610. Release of Mortgaged Property.

     Unless a Default or an Event of Default has occurred and is continuing and only to the extent permitted by Sections 3.02(b)(i), (iii) and (iv) of the First Supplemental Indenture or any applicable provisions of any other supplemental indenture so long as any of them is in effect, the Trustee shall release any Mortgaged Property which is permitted to be sold or disposed of by the Company pursuant to said Sections 3.02(b)(i), (iii) and (iv) of the First Supplemental Indenture or any applicable provisions of any other supplemental indenture and shall execute and deliver such releases as the Company shall reasonably determine are necessary to terminate of record the Trustee's security interest in such Mortgaged Property, the forms of such releases to be prepared by the Company and to provide that any such release shall be made without recourse to or warranty of the Trustee and to be otherwise in form reasonably satisfactory to the Trustee. In determining whether any such release is permitted, the Trustee may rely upon instructions from the Holders of a majority in principal amount of the Outstanding Securities or, alternatively, may rely on an Officer's Certificate and an Opinion of Counsel complying with
Section 102, which Officer's Certificate shall additionally state that no Default or Event of Default has occurred and is continuing. All expenses of any releases of Mortgaged Property pursuant to this Section 610 shall be borne by the Company. As of such time that the First Supplemental Indenture or any applicable provisions of any other supplemental indenture are no longer in effect, provisions with respect to release of Mortgaged Property will be such, if any, as are then in effect under any Securities then Outstanding.

SECTION 611. Additional Collateral, etc.

          (1) With respect to any Property acquired after the date hereof by the Company (other than any Property described in clause (2) below) as to which the Trustee, for the equal and ratable benefit of the Holders of Securities, does not have a perfected Lien, the Company shall promptly (i) execute and deliver to the Trustee an indenture supplemental hereto pursuant to Section 1201(3) or such other documents as shall be necessary or advisable to grant to the Trustee, for the equal and ratable benefit of the Holders of Securities, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Trustee, for the equal and ratable benefit of the Holders of Securities, a perfected first priority security interest in such Property, to the extent such perfection can be accomplished by filing, including the filing of financing statements in such jurisdictions as may be required by this Indenture or by Law or as may be requested by the Trustee.

          (2) With respect to any easement interest in real property acquired by the Company after the execution and delivery of this Indenture (provided that the Company shall not be required at any time to comply with the provisions of this paragraph unless and until the aggregate value of all such easement interests with respect to which the provisions of this paragraph shall not then have been complied with aggregate at least $500,000) and with respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the initial execution and delivery of this Indenture (other than any such easement interest or real property subject to a Lien expressly permitted by clause (6) of the definition of "Permitted Liens"), the Company shall (i) promptly execute, deliver and arrange for the recording of an indenture supplemental hereto pursuant to Section 1201(3) covering such easement interest or real property and (ii) provide the Trustee with an Opinion of Counsel complying with Section 102, and the Trustee may rely upon such Opinion of Counsel in determining whether the Company is in compliance with this Section 611(2).

SECTION 612. Annual Officer's Certificate as to Compliance.

     Within one hundred five (105) days after the end of each fiscal year of the Company ending after the date hereof, the Company shall deliver to the Trustee an Officer's Certificate executed by the chief financial officer, principal accounting officer, treasurer or comptroller of the Company stating that such officer has reviewed the relevant terms of this Indenture (and any indenture supplemental hereto) and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the relevant annual period covered by the certificate then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

                                 ARTICLE SEVEN.

                           SATISFACTION AND DISCHARGE

SECTION 701. Satisfaction and Discharge of Debt Securities.

     Upon the Company's exercise of its option (if any) to have this Section 701 applied to any Debt Securities or any series of Debt Securities, as the case may be (which will be deemed to have been exercised with respect to a series of Debt Securities unless otherwise set forth in an indenture supplemental hereto or other instrument establishing a series of Debt Securities as contemplated by
Section 301), any Debt Security or Debt Securities, or any portion of the principal amount thereof, of any series shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

          (1) moneys in an amount which shall be sufficient; or

          (2) in the case of a deposit made prior to the Maturity of such Debt Securities or portions thereof, Government Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient; or

          (3) a combination of (1) or (2) above which shall be sufficient, in the case of clauses (1), (2) and (3), to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Debt Securities or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Debt Securities of any series or Tranche, such Debt Securities or portions thereof shall have been selected by the Trustee as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying
Agent:

               (a) if such deposit shall have been made prior to the Maturity of such Debt Securities, a Company Order stating that the money and Government Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 704;

               (b) if Government Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Government Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and an opinion of an Independent Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (2) or
(3) above have been satisfied;

               (c) either:

                    (i) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case (a) or (b) to the effect that, and based thereon, the Holders of such Debt Securities shall not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Debt Securities and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred; or

                    (ii) (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debt Securities, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Government Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debt Securities or portions thereof; provided, however, that such instrument may state that the Company's obligation to make additional deposits as aforesaid shall arise only upon the delivery to the Company by the Trustee of a notice asserting the deficiency and showing the calculation thereof and shall continue only until the Company shall have delivered to the Trustee a further opinion of an Independent Accountant of nationally recognized standing to the effect that no such deficiency exists and showing the calculation of the sufficiency of the deposits then held by the Trustee; and (B) an opinion of nationally recognized tax counsel in the United States acceptable to the Trustee to the effect that the Holders of the outstanding Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

               (d) an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance, satisfaction and discharge of such Debt Securities have been complied with; and

               (e) an Officer's Certificate to the effect that neither such Debt Securities nor any other Debt Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit;

and provided, further, that the following additional conditions shall have been satisfied:

               (A) no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Debt Securities or any other Debt Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 801(c) and (d), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day); and

               (B) such deposit, defeasance, satisfaction or discharge shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Debt Securities are in default within the meaning of such Act and assuming this Indenture is then qualified under such Act);

               (C) such deposit, defeasance, satisfaction or discharge shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

               (D) such deposit, defeasance, satisfaction or discharge shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under such Act or exempt from registration thereunder; and

               (E) at the time of such deposit, (i) no default in the payment of any principal of or premium or interest on any other Senior Secured Debt shall have occurred and be continuing, (ii) no event of default with respect to such Senior Secured Debt shall have resulted in such Senior Secured Debt becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Secured Debt has been made or duly provided for), and (iii) no other event of default with respect to such Senior Secured Debt shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such Senior Secured Debt (or any agent or the trustee therefor) to declare such Senior Secured Debt due and payable prior to the date on which it would otherwise have become due and payable.

     Upon the deposit of money or Government Obligations, or both, in accordance with this Section, together with the documents required by clauses (a), (b),
(c), (d) and (e) above and the satisfaction of the conditions set forth in clauses (A), (B), (C), (D) and (E) above, the Trustee shall, upon Company Request, acknowledge in writing that such Debt Securities or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section 701.

     If payment at Stated Maturity of less than all of the Debt Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Trustee shall select such Debt Securities, or portions of principal amount thereof, in the manner specified by
Section 503 for selection for redemption of less than all the Debt Securities of a series or Tranche.

     In the event that Debt Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company's indebtedness shall have been satisfied and discharged, all as provided in this Section 701, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Government Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Debt Securities, to the Holders of such Debt Securities to the effect that such deposit has been made and the effect thereof.

     Notwithstanding that any Debt Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Debt Securities under Sections 304, 305, 306, 504, 602, 603 and 907 and this Article shall survive.

     The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Government Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Government Obligations or the principal or interest received in respect of such Government Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

     Anything herein to the contrary notwithstanding, (a) if, at any time after a Debt Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company's indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Government Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable federal or state bankruptcy, insolvency or other similar law, such Debt Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company's indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Debt Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company's indebtedness in respect of any Debt Security shall be subject to the provisions of the last paragraph of Section 603.

SECTION 702. Covenant Defeasance.

     (i) Upon the Company's exercise of its option (if any) to have this Section 702 applied to any Debt Securities or any series of Debt Securities, as the case may be (which will be deemed to have been exercised with respect to a series of Debt Securities unless otherwise set forth in an indenture supplemental hereto or other instrument establishing a series of Debt Securities as contemplated by
Section 301), the Company shall, subject to the satisfaction of the conditions set forth in this Section 702, be deemed to be released from its obligations with respect to such Debt Securities or any such series of Debt Securities, as the case may be, under the covenants of the Company under Article Six (except the covenants contained in Sections 602, 603, 610 and 611), Article Eleven or any other covenants made in respect of such series of Debt Securities or portions thereof as contemplated by Section 301 and as are set forth in the indenture supplemental hereto or other instrument creating and establishing the terms of such series of Debt Securities. With respect to any Debt Securities or series of Debt Securities on and after the date the conditions set forth in
Section 702(ii) are satisfied (hereinafter, "Covenant Defeasance"), such series of Debt Securities or portions thereof shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or Act of the Holders (and the consequences of any thereof) in connection with such covenants, but shall be deemed Outstanding for all other purposes under this Indenture. For this purpose, Covenant Defeasance means that, with respect to the Outstanding Debt Securities of each series or portions thereof with respect to which this Section 702 is made applicable, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant referred to in the first sentence of this Section 702, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture (including the Lien of this Indenture on the Mortgaged Property) and such series of Debt Securities or portions thereof shall be unaffected thereby, provided, however, that if a Covenant Defeasance releases a covenant or covenants contained in an indenture supplemental hereto (as contemplated by Section 301) or other instrument creating and establishing the terms of such series of Debt Securities, which covenant or covenants are stated in such supplemental indenture or other instrument to be solely for the benefit of such series of Debt Securities, the release of such covenant or covenants shall only affect the Outstanding Debt Securities of such series or any portions thereof issued thereunder.

     Notwithstanding any Covenant Defeasance with respect to Article Eleven, any Person that would otherwise have been required to assume the obligations of the Company pursuant to said Article shall be required, as a condition to any merger, consolidation, transfer, conveyance or lease contemplated thereby, to assume the obligations of the Company to the Trustee under Section 907.

     (ii) The following shall be the conditions to the effectiveness of a Covenant Defeasance as set forth in Section 702(i):

          (a) satisfaction of the provisions set forth in Sections 701(1), 701(2) or 701(3) and 701(3)(a) or 701(3)(b), as applicable; and

          (b) delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance (and its consequences) to be effected with respect to such Debt Securities and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred; and

          (c) delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to Covenant Defeasance of such Debt Securities have been complied with.

SECTION 703. Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this
Section 703), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture, when:

          (1) either,

               (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for the payment of which money has theretofore been deposited in trust and thereafter repaid to the Company, as provided in Section 603) have been delivered to the Trustee for cancellation; or

               (b) all such Securities not theretofore delivered to the Trustee for cancellation:

                    (i) have become due and payable; or

                    (ii) will become due and payable at their Stated Maturity within one year of the date of deposit; or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 907, the obligations of the Company to any Authenticating Agent under Section 914 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 703, the obligations of the Trustee under Section 704 and the last paragraph of Section 603 shall survive.

     Upon satisfaction and discharge of this Indenture as provided in this
Section 703, the Trustee shall release, quit claim and otherwise turn over to the Company without recourse or warranty the Mortgaged Property (other than money and Government Obligations held by the Trustee pursuant to Section 704) and shall execute and deliver to the Company such deeds and other instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence such release and quitclaim and the satisfaction and discharge of this Indenture.

SECTION 704. Application of Trust Money.

     Neither the Government Obligations nor the money deposited pursuant to Sections 701, 702 or 703, nor the principal or interest payments on any such Government Obligations, shall be withdrawn or used for any purpose other than, and shall be held by the Trustee in trust for the Persons entitled thereto and applied by it in accordance with the provisions of the Securities and this Indenture to, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 603; provided, however, that any cash received from such principal or interest payments on such Government Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in clause (3) in the first paragraph of
Section 701, be invested in Government Obligations of the type described in clause (2) in the first paragraph of Section 701 maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Government Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of the Lien of this Indenture except as provided by Section 907; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of the Lien of this Indenture, except as provided by Section 907; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held as part of the Mortgaged Property until such Event of Default shall have been waived or cured.

                                 ARTICLE EIGHT.

                           EVENTS OF DEFAULT; REMEDIES

SECTION 801. Events of Default.

     "Event of Default" means, with respect to all Outstanding Securities, (i) the occurrence of any events of default (howsoever defined) with respect to any series of Securities, or any Tranche thereof, as contemplated by Section 301, issued pursuant to this Indenture, as such events of default are specified in


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

the indenture supplemental hereto, or other instrument, that creates and sets forth the terms of such series of Securities, or any Tranche thereof, as contemplated by Section 301; and (ii) the occurrence and continuance of any of the following events:

     (a) The Company shall fail to pay any principal of, or premium (howsoever defined with respect to any series of Securities, as make-whole amount or otherwise), if any, on, any Securities when the same becomes due and payable, whether at Stated Maturity, redemption, acceleration or otherwise; or

     (b) The Company shall fail to pay any interest on any Securities when the same becomes due and payable and such failure to pay continues for a period of five (5) days; or

     (c) The Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

     (d) A court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition or similar proceedings shall be filed against the Company, and any such petition or proceedings listed in this clause (d) shall not be dismissed within sixty (60) days of their filing; or

     (e) The Company shall fail to perform or observe any of its covenants or obligations set forth in Section 604; or

     (f) The Company shall fail to perform or observe any of its obligations or covenants contained in this Indenture (other than a covenant the failure to perform which or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of any series of Securities) and such failure is not cured within thirty
(30) days after the earlier to occur of (i) a Responsible Officer of the Company obtaining actual knowledge of such failure and (ii) the Company receiving notice of such failure from the Trustee, or any Holder of any Outstanding Security in accordance with this Indenture, which notice shall state that such notice is a "Notice of Default" hereunder.

SECTION 802. Acceleration of Maturity; Rescission and Annulment.

     If (a) an Event of Default arising from the failure to pay principal of, or interest on, or any premium (defined as Make-Whole Amount in the First Supplemental Indenture) relating to, any series of Securities shall have occurred and be continuing, then in every such case the Trustee or (i) the Holders of not less than twenty-five percent (25%) in principal amount of the Securities then Outstanding of such series experiencing such Event of Default or
(ii) with respect to the Securities issued pursuant to the First Supplemental Indenture (or with respect to Debt Securities issued pursuant to any other indenture supplemental hereto, or other instrument, establishing and creating the terms of such Securities as contemplated by Section 301 if so provided therein), each Holder thereof may, or
(b) any Event of Default (other than those set forth in clause (a) above) shall have occurred and be continuing, then in every such case the Trustee or a majority in principal amount of the Securities then Outstanding of each series experiencing such Event of Default may, in the case of each of clauses (a) or
(b), declare the principal amount (or, if any of the Securities are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section
301) of all Securities then Outstanding of each such series (or, with respect to such Holder of the Securities issued pursuant to the First Supplemental Indenture (or with respect to Debt Securities issued pursuant to any other indenture supplemental hereto, or other instrument, establishing and creating the terms of such Securities as contemplated by Section 301 if so provided therein), the principal amount of such Securities held by it) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company or the Trustee of such notice of such declaration, such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable (subject to Section 821); provided, that in the case of an Event of Default described in Section 801(c) or (d), the entire principal amounts of all of the Outstanding Securities of each series, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under such Securities and this Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived. Upon the occurrence of an Event of Default, the Trustee shall also have, without limitation, the right to accelerate the Securities in the manner set forth in Section 804(3)(ii).

     At any time after such a declaration of acceleration has been made, but before any sale of any of the Mortgaged Property has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Eight, the Holders of a majority in principal amount of the Securities Outstanding of each series experiencing such Event of Default may, by written notice to the Company and the Trustee, rescind and annul such declaration and its consequences with respect to such series (which rescission shall not affect any subsequent Default or Event of Default or impair any right consequent thereon) if:

          (1) the Company has paid or deposited with the Trustee or, in the case of Collateral Securities, the Person under the applicable Senior Secured Debt Agreement entitled to such sum, a sum sufficient to pay:

               (a) all overdue installments of interest on Securities of each series experiencing such Event of Default;

               (b) the principal of and premium, if any, on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities;

               (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate, or rates prescribed therefor in this Indenture or in the indenture supplemental hereto, or other instrument, creating and establishing the terms of a series of Securities as contemplated by Section 301 or in the Securities of each series experiencing such Event of Default, and

               (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel under Section 907;

     and

          (2) all Events of Default with respect to Securities of each series experiencing such Event of Default, other than the nonpayment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 817.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 803. Entry upon Mortgaged Property.

     (a) If an Event of Default shall have occurred and be continuing, the Company, upon demand of the Trustee, whether acting on its own or upon the direction of the Holders of a majority in principal amount of all of the Securities then Outstanding of all series, and if and to the extent permitted by law, shall forthwith surrender to the Trustee the actual possession of, and the Trustee, by such officers or agents as it may appoint, may enter upon and take possession of, the Mortgaged Property; and the Trustee may hold, operate and manage the Mortgaged Property and make all needful repairs and such renewals, replacements, betterments and improvements as the Trustee shall deem prudent; and the Trustee may receive the rents, issues, profits, revenues and other income of the Mortgaged Property; and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Mortgaged Property (including the compensation and expenses of a receiver), as well as payments for insurance and taxes and other proper charges upon the Mortgaged Property prior to the Lien of this Indenture and reasonable compensation to itself, its agents and counsel, the Trustee may apply the same as provided in
Section 807. Whenever all that is then due in respect of the principal of and premium, if any, and interest, if any, on the Securities and under any of the terms of this Indenture shall have been paid and all defaults hereunder shall have been cured or shall have been waived as provided in Section 817, the Trustee shall surrender possession of the Mortgaged Property to the Company.

     (b) For the purposes of the first clause of Section 803(a), the Holders of a majority in principal amount of Securities then Outstanding of a particular series affected by an Event of Default may seek the requisite direction of the Holders of a majority in principal amount of all of the Securities then Outstanding of all series, and, solely for that purpose (i.e., to determine the identities of the other Holders), the Holders of such particular series of Outstanding Securities seeking such direction shall have access to the Security Register.

SECTION 804. Power of Sale; Suits for Enforcement.

     If an Event of Default shall have occurred and be continuing, the Trustee, on behalf of the Holders of Securities, may exercise, in addition to all other rights and remedies granted to the Trustee in this Indenture and in any other instrument or agreement securing, evidencing or relating to the obligations of the Company under the Securities, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Trustee, by such officers or agents as it shall appoint, with or without entry upon the Mortgaged Property, in its discretion may, or upon the direction of the Holders of a majority in principal amount of all of the Securities then Outstanding of all series shall, subject to the provisions of Section 816 and if and to the extent permitted by applicable law:

          (1) without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), forthwith collect, receive, appropriate and realize upon the Mortgaged Property, or any part thereof, and/or forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Mortgaged Property or any part thereof (or contract to do any of the


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

foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or any Holder of Securities or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Mortgaged Property so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. The Company further agrees, at the Trustee's request, to assemble the Mortgaged Property and make it available to the Trustee at places which the Trustee shall reasonably select, whether at the Company's premises or elsewhere. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Trustee or any Holder of Securities arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Mortgaged Property shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition; or

          (2) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the foreclosure of this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders; or

          (3) in addition to any other rights and remedies the Trustee may have hereunder, or as provided by Law, and without limitation, immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Company and in and to the Real Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as the Trustee may determine, without impairing or otherwise affecting any other rights and remedies available:

               (i) the Trustee may, to the extent permitted by applicable Law,
          (A) institute and maintain an action of mortgage foreclosure against all or any part of the Real Property or (B) sell all or part of the Real Property (the Company expressly granting to the Trustee the power of sale, as more fully described below). The Trustee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with any Defaulted Interest thereon and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the then existing interest rate of each Outstanding Security, plus 2% (the "Default Rate"), shall be due on that portion of any judgment relating to such Outstanding Security obtained by the Trustee in connection with an action to foreclose on all or any part of the Real Property from the date of judgment until actual payment is made of the full amount of the judgment.

               (ii) the Trustee may immediately commence foreclosure proceedings against the Real Property pursuant to applicable Law. The commencement by the Trustee of foreclosure proceedings by advertisement or in equity shall be deemed an exercise by the Trustee of its option set forth in Section 802 to accelerate the due date of all sums secured hereby. The Company hereby grants power to the Trustee, in the event of the occurrence and during the continuance of an Event of Default, to grant, bargain, sell, release and convey the Real Property at public auction or venue, and upon such sale to execute and deliver to the purchaser(s) instruments of conveyance pursuant to the


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

          terms hereof and to applicable law. The Company acknowledges that the foregoing sentence confers a power of sale upon the Trustee, and that upon the occurrence and during the continuance of an Event of Default, in the discretion of the Trustee, or upon the direction of the Holders of a majority in principal amount of all of the Securities Outstanding of all series, this Indenture may be foreclosed by advertisement as described below and in the applicable Michigan statutes. THE COMPANY UNDERSTANDS THAT UPON DEFAULT, THE TRUSTEE IS HEREBY AUTHORIZED AND EMPOWERED TO SELL THE REAL PROPERTY, OR CAUSE THE SAME TO BE SOLD, AND TO CONVEY THE SAME TO THE PURCHASER IN ANY LAWFUL MANNER, INCLUDING BUT NOT LIMITED TO THAT PROVIDED BY CHAPTER 32 OF THE REVISED JUDICATURE ACT OF MICHIGAN, ENTITLED "FORECLOSURE OF MORTGAGE BY ADVERTISEMENT", WHICH PERMITS THE TRUSTEE TO SELL THE REAL PROPERTY WITHOUT AFFORDING THE COMPANY A HEARING, OR GIVING IT ACTUAL PERSONAL NOTICE. THE ONLY NOTICE REQUIRED UNDER SUCH CHAPTER 32 IS TO PUBLISH NOTICE IN A LOCAL NEWSPAPER AND TO POST A COPY OF THE NOTICE ON THE REAL PROPERTY.

          WAIVER: By conferring this power of sale upon the Trustee, the Company, for itself, its successors and assigns, after an opportunity for consultation with its legal counsel, hereby voluntarily, knowingly and intelligently waives all rights under the Constitution and Laws of the United States and under the Constitution and Laws of the State of Michigan, both to a hearing on the right to exercise and the exercise of the power of sale, and to notice except as required by the Michigan statute which provides for Foreclosure of Mortgage by Advertisement.

               (iii) in case of a foreclosure sale, the Real Property may be sold, at the Trustee's election, in one parcel or in more than one parcel and if in more than one parcel, the same may be divided as the Trustee may elect, and the Trustee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Real Property to be held. At the election of the Trustee, the Real Property may be offered first in parcels and then as a whole, the offer producing the highest price for the entire property offered to prevail. The Company hereby waives any right to require any such sale to be made in parcels or any right to select such parcels.

               (iv) the Trustee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Real Property or any other collateral as security for the Outstanding Securities, enter into and upon the Real Property and each and every part thereof and exclude the Company and its agents and employees therefrom without liability for trespass, damage or otherwise (the Company hereby agreeing to surrender possession of the Real Property to the Trustee upon demand at any such time) and use, operate, manage, maintain and control the Real Property and every part thereof. Following such entry and taking of possession, the Trustee shall be entitled, without limitation, (x) to lease all or any part or parts of the Real Property for such periods of time and upon such conditions as the Trustee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Real Property as the Trustee shall deem appropriate, as fully as the Company might do. In connection with the Trustee's right to possession of the Real Property as specified in this paragraph, the Company acknowledges that it has been advised that there is a significant body of case law in Michigan which purportedly provides that in the absence of a showing of waste of a character sufficient to endanger the value of the Real Property, or


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

          other special factors, a mortgagor is entitled to remain in possession of mortgaged property, and to enjoy the income, rents and profits therefrom, during the pendency of foreclosure proceedings and until the expiration of the redemption period, even if the loan documents expressly provide to the contrary. The Company further acknowledges that it has been advised that the Trustee and the Holders of the Securities recognize that the value of the security covered hereby is inextricably intertwined with the effectiveness of the management, maintenance and general operation of the Real Property, and that the Holders of the Securities secured hereby would not have purchased such Securities unless they could be assured that the Trustee, on their behalf, would have the right to take possession of the Real Property, to manage or to control management thereof, and to enjoy the income, rents and profits therefrom, immediately upon the occurrence and during the continuance of an Event of Default, notwithstanding that foreclosure proceedings may not have been instituted, or are pending, or the redemption period may not have expired. Accordingly, the Company hereby knowingly, intelligently and voluntarily waives all right to possession of the Real Property from and after the occurrence and during the continuance of an Event of Default, upon demand for possession by the Trustee (whether acting in its own discretion or upon the direction of the Holders of a majority in principal amount of all of the Securities Outstanding of all series), and the Company agrees not to assert any objection or defense to the Trustee's request or petition to a court for possession. The rights hereby conferred upon the Trustee have been agreed upon prior to the occurrence of any Event of Default, and the exercise by the Trustee of any such rights shall not be deemed to put the Trustee in the status of a "a mortgagee in possession". The Company acknowledges that this provision is material to this transaction and that the Holders of the Securities secured hereby would not have purchased such Securities but for this paragraph; or

          (4) upon the occurrence and during the continuance of an Event of Default resulting from the existence of any Lien (other than a Permitted Lien) upon the Real Property, the Trustee shall have the right (without being obligated to do so or to continue to do so), without notice to the Company, to advance on and for the account of the Company such sums as the Trustee in its sole discretion deems necessary to cure such default or to induce the holder of any such Lien to forbear from exercising its rights thereunder. Notwithstanding anything herein to the contrary, the repayment of all such advances, with interest thereon at the Default Rate from the date of each such advance, shall be immediately due and payable without demand.

SECTION 805. Incidents of Sale.

     Upon any sale of any of the Mortgaged Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

          (1) the principal amount (or, if any of the Securities are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section
301) of all Outstanding Securities, if not previously due, shall at once become and be immediately due and payable, together with premium, if any, and accrued interest, if any, thereon;

          (2) any Holder or Holders or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Securities or claims for interest thereon in lieu of cash in the amount which


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

shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Securities, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show partial payment;

          (3) the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

          (4) the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property so sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

          (5) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Company; and

          (6) the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

SECTION 806. Collection of Indebtedness and Suits for Enforcement by Trustee.

     Subject to Sections 821, 822 and 823, if an Event of Default relating to the failure to pay principal of, or interest or any premium on, Outstanding Securities of any series shall have occurred and be continuing, the Company shall, upon demand of the Trustee after a direction by the Holders of a majority in principal amount of the Outstanding Securities of such series with respect to which such Event of Default shall have occurred, pay to it, for the benefit of the Holders of the Securities of such series with respect to which such Event of Default shall have occurred, or pay to such other appropriate persons with respect to Outstanding Securities of such series which are Collateral Securities with notice of such payment provided to the Trustee, for the benefit of the Holders of the Collateral Securities of such series with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 907.

     If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid (including with respect to Collateral Securities of any series), may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.


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

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     The Trustee shall, to the extent permitted by law, be entitled to sue and recover judgment as aforesaid either before, during or after the pendency of any proceedings for the enforcement of the Lien of this Indenture, and in case of a sale of the Mortgaged Property or any part thereof and the application of the proceeds of sale as aforesaid, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Securities then Outstanding for principal, premium, if any, and interest, if any, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged Property or any other property of the Company shall affect or impair the Lien of this Indenture upon the Mortgaged Property or any part thereof or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders. Without prejudice to the provisions of Section 804(3)(i), interest at the Default Rate shall be due on that portion of any such judgment (whether such judgment relates to a foreclosure proceeding or otherwise) relating to the applicable Outstanding Securities obtained by the Trustee from the date of judgment until actual payment is made of the full amount of the judgment.

SECTION 807. Application of Money Collected.

     All amounts owing with respect to the Outstanding Securities shall be secured on an equal and ratable basis by the Mortgaged Property without distinction as to whether less than all series of Securities then Outstanding under this Indenture (or any portion of any such series) is then due and payable and other series of Securities then Outstanding under this Indenture (or any portion of any series) is not then due and payable.

     Any money collected by the Trustee pursuant to this Article, including any rents, issues, profits, revenues and other income collected pursuant to Section 803 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or Liens prior to the Lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then held by the Trustee as part of the Mortgaged Property, shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: To the payment of all amounts due the Trustee under Section 907 and any receiver appointed under Section 808;

          Second: To the payment of the whole amount then due and unpaid upon the Outstanding Securities for principal and premium, if any, and Actual Interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal, premium, if any, and Actual Interest, if any, thereon without any preference or priority, ratably according to the


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

          aggregate amount so due and unpaid, and, if so specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue Actual Interest, if any, ratably as aforesaid, all to the extent permitted by applicable law; provided, however, that any money collected by the Trustee pursuant to Section 803 (after the deductions referred to therein and the payment of amounts due the Trustee under Section 907) shall first be applied to the payment of Actual Interest, if any, accrued on the principal of Outstanding Securities and premium, if any, unpaid on the Outstanding Securities, without any preference or priority and ratably according to the aggregate amount so due and unpaid;

          Third: Equally and ratably to other amounts not included in the "Second" clause immediately above, if any, then due to the Holders under their related Senior Secured Debt Agreements (including fees and expenses not covered in the definition of Actual Interest) with amounts prorated, if necessary, based on the aggregate amounts thereof then owing to each Holder, as such amounts shall be evidenced to the Trustee by certificates from such Holders, on which certificates the Trustee may conclusively rely; and

          Fourth: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     In determining the amount of Actual Interest due with respect to a Collateral Security the Trustee shall be protected in relying upon a certificate from the Holder thereof (or its agent).

SECTION 808. Receiver.

     If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall, to the extent permitted by law, be entitled, as against the Company, without notice or demand and without regard to the adequacy of the security for the Securities or the solvency of the Company, to the appointment of a receiver of the Mortgaged Property.

SECTION 809. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (1) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 907) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;


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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 907.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 810. Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee under Section 907, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 811. Limitation on Suits.

     Subject to Sections 821, 822 and 823, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestor (or other similar official), or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of a majority in principal amount of the Outstanding Securities of each series affected by such Event of Default shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; provided, however that a guaranty provided by a Holder that is an insurance company shall be considered adequate security for purposes of this Section 811(3);

          (4) the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in principal amount of the Outstanding Securities of all series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing himself of, any provision of this Indenture to affect, disturb or prejudice the Lien of this Indenture or the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.


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

SECTION 812. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 813. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 814. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Anything in this Article to the contrary notwithstanding, the availability of the remedies set forth herein (on an individual or cumulative basis) and the procedures set forth herein relating to the exercise thereof shall be subject to
(a) the law (including, for purposes of this paragraph, general principles of equity) of any jurisdiction wherein the Mortgaged Property or any part thereof is located to the extent that such law is mandatorily applicable and (b) the rights of the holder of any Lien prior to the Lien of this Indenture, and, if and to the extent that any provision of this Article conflicts with any provision of such applicable law and/or with the rights of the holder of any such prior Lien, such provision of law and/or the rights of such holder shall control.

SECTION 815. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Eight or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 816. Control by Holders.

     If an Event of Default shall have occurred and be continuing, the Holders of a majority in principal amount of the Outstanding Securities of all series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to Securities of such series, provided that:


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          (1) such direction shall not be in conflict with any rule of law or with this Indenture (including Sections 803 and 804);

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (3) subject to the provisions of Section 901, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would involve the Trustee in personal liability or would otherwise be contrary to applicable law;

provided, further, that, if an Event of Default has occurred and is continuing, each Holder shall refrain from (i) selling any Securities Outstanding under this Indenture or Other Senior Secured Debt Securities to the Company or any Affiliate of the Company, and (ii) accepting any guaranty of, or any other security for, the Senior Secured Debt from the Company or any Affiliate of the Company, except any guaranty or security granted to the Trustee for the benefit of all Holders on a pro rata and pari passu basis; and

provided, however, that nothing contained in the immediately preceding proviso, shall (i) prevent any Holder from imposing a default rate of interest in accordance with this Indenture or its respective Senior Secured Debt Agreement (if in addition to the Indenture), as applicable, (ii) prevent a Holder from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party or (iii) prevent a Holder from taking any other action permitted under applicable law or any one or more of the Indenture or its respective Senior Secured Debt Agreement to which it is a party not specifically prohibited by Section 811 or the immediately preceding proviso, except that the Trustee (subject to Sections 803, 804, 811 and 816) shall direct and control any defense or other action directly relating to the Mortgaged Property which shall be governed by the provisions of this Indenture.

SECTION 817. Waiver of Past Defaults.

     Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as herein provided, the Holders of a majority in principal amount of the Securities then Outstanding of any series affected by any past default may, on behalf of the Holders of all the Outstanding Securities of such series, waive any such default with respect to such Securities and its consequences, except a default:

          (1) in the payment of the principal of or any premium or interest on such series of Securities Outstanding; or

          (2) in respect of a covenant or provision hereof which under Article Twelve cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or Tranche affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 818. Undertaking for Costs.

     The Company and the Trustee agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the


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

enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 818 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than ten percent (10%) in principal amount of the Securities then Outstanding of all series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium or interest on any Security, on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 819. Waiver of Appraisement, Usury, Stay and Other Laws.

     To the full extent that it may lawfully so agree, the Company shall not at any time set up, claim or otherwise seek to take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law, now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Mortgaged Property, or any part thereof, or the possession thereof, or any part thereof, by any purchaser at any sale under this Article; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. The Company, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the Mortgaged Property marshalled upon any foreclosure of the Lien hereof, and agrees that any court having jurisdiction to foreclose the Lien of this Indenture may order the sale of the Mortgaged Property as an entirety.

SECTION 820. Purchase Upon Set-Off.

     In the event that any Holder (whether registered or beneficial) realizes any amount (the "Holder Set-Off Amount") from the exercise of any right of setoff or banker's lien, such Holder shall purchase, for cash without recourse or warranty, from each other Holder, on a pro rata basis (according to the outstanding principal amount of the obligations owed to such Holders by the Company pursuant to this Indenture), a participation in the Securities or Other Senior Secured Debt Securities owed to such Holders as shall result in such other Holders receiving an aggregate amount as would equal the amount that such Holders would have received under the "second" and "third" clauses of Section 807 had the Holder Set-Off Amount constituted amounts to be received by the Trustee; provided that if all or any portion of the amount so realized is thereafter recovered from the purchasing Holder, such purchase price shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 821. Senior Preferential Payments and Special Trust Account.

          (1) Each Holder agrees that if it shall receive a Senior Preferential Payment it will promptly, and in any event within three Business Days, notify the Trustee and deliver all amounts received by it as part of such Senior Preferential Payment to the Trustee, which shall in turn deposit such amounts in the Special Trust Account, which Special Trust Account shall be established at the time of original execution of this Indenture. Each Holder agrees that no Default or Event of Default shall occur as a result of payments so made on a timely basis to the Trustee.

          (2) If (a) to the actual knowledge of a Responsible Officer of the Trustee, all applicable Events of Default, if any, referred to in the definition of "Special Event of Default" shall have been cured (or would be cured by the release of the amounts in the Special Trust Account to the


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Holder or Holders initially entitled thereto) or (b) a period of 90 days shall have elapsed after the deposit of any amounts in the Special Trust Account and during such period, to the actual knowledge of a Responsible Officer of the Trustee, none of the Securities or Other Senior Secured Debt Securities shall have been accelerated, a Bankruptcy Proceeding shall not have been commenced against the Company and the Holders of a majority in principal amount of all Securities then Outstanding shall not have instructed the Trustee to exercise remedies under this Indenture during the continuance of an Event of Default then, in either case, the Trustee shall return all such amounts in the Special Trust Account, together with the interest earned thereon, to the Holder or Holders initially entitled thereto. No payment returned to a Holder for which such Holder has been obligated to make a deposit into the Special Trust Account shall thereafter ever be characterized as a Senior Preferential Payment.

          (3) If any of the Securities or Other Senior Secured Debt Securities have been accelerated (provided that in the case of an acceleration of the Other Senior Secured Debt Securities, an Event of Default shall have occurred and be continuing and a Responsible Officer of the Trustee shall have actual knowledge of such acceleration), a Bankruptcy Proceeding has been commenced against the Company or the Holders of a majority in principal amount of all Securities then Outstanding have instructed the Trustee to exercise remedies under this Indenture during the continuance of an Event of Default, then all amounts, together with interest earned thereon, held in the Special Trust Account and all subsequent Senior Preferential Payments and other amounts received in the Special Trust Account shall be applied in accordance with Section 807.

          (4) The Company agrees to give the Trustee and each Holder written notice promptly upon obtaining knowledge that a default in the payment of any amount of principal, interest or premium due under any Financing Agreement or Senior Secured Debt Agreement has occurred or that an acceleration of any Other Senior Secured Debt Securities has occurred and agrees that it will not notify any one or more of the Holders of any default in the payment of any amount of principal, interest or premium due under any Financing Agreement or Senior Secured Debt Agreement or of any acceleration thereunder without also notifying the others. Notice of any default in the payment of any amount of principal, interest or premium due under any Financing Agreement or Senior Secured Debt Agreement by the Company to any Holder of a Collateral Security shall be deemed to be notice to each lender or creditor under the Other Senior Secured Debt Securities with respect to which such Collateral Security was issued.

          (5) Each Holder agrees to give the Trustee written notice substantially in the form of Exhibit D hereto promptly upon obtaining knowledge that a default in the payment of any amount of principal, interest or premium due under any Financing Agreement or Senior Secured Debt Agreement to which it is party has occurred or, in the case of a Holder that is a party to any Senior Secured Debt Agreement, that acceleration of the Other Senior Secured Debt Securities created thereunder has occurred. The Trustee agrees that, upon receipt of any such notice and in any event no later than three Business Days after such receipt, it will transmit a copy of such notice to each other Holder. The transmittal of any such notice to any Holder of a Collateral Security shall be deemed to be notice to each lender or creditor under the Other Senior Secured Debt Securities with respect to which such Collateral Security was issued.

          (6) The Trustee agrees that, upon receipt of any notice of a Special Event of Default from any Holder substantially in the form of Exhibit C, it will transmit a copy of such notice promptly, but in any event no later than the third Business Day following the receipt of such notice, to each other Holder. The transmittal of any such notice to any Holder of a Collateral Security shall be deemed to be notice to each lender or creditor under the Other Senior Secured Debt Securities with respect to which such Collateral Security was issued.


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

          (7) Each Holder that shall have delivered or caused its agent to deliver a notice of a Special Event of Default substantially in the form of Exhibit C agrees promptly to notify or cause its agent to notify the Trustee in the event that the Special Event of Default referred to in such notice shall have been cured.

          (8) Once a notice of a default in the payment of any amount of principal, interest or premium under any Financing Agreement or Senior Secured Debt Agreement shall have been given to all of the Holders by the Trustee, it will be deemed to have been given by all of the Holders.

SECTION 822. Restoration of Obligations.

     For the purposes of determining the amount of any Outstanding Securities or Other Senior Secured Debt Securities, if any Holder is required to deposit any Senior Preferential Payment in the Special Trust Account, then the obligations to which such Senior Preferential Payment related shall be revived, as of the date of the deposit of such amount with the Trustee, in the amount of such Senior Preferential Payment, and such obligations shall continue in full force and effect (and bear interest from such deposit date at the rate provided in the underlying document) as if such Holder had not received such payment. All such revived obligations shall be included as Securities or Other Senior Secured Debt Securities for purposes of allocating any payments under Section 807 and for applying the definition of "Outstanding". If any such revived obligation shall not be allowed as a claim under the Bankruptcy Code due to the fact that the Senior Preferential Payment has in fact been made or received, the Holders shall make such other equitable arrangements for the purchase and sale of participations in the Securities and the Other Senior Secured Debt Securities to effectuate the intent of this Section.

SECTION 823. Bankruptcy Preferences.

     If any payment to a Holder is subsequently invalidated, declared to be fraudulent or preferential or set aside and is required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, and such Holder has previously made a deposit in respect of such payment into the Special Trust Account pursuant to
Section 821, then, promptly after receipt of notice from such Holder of such repayment and the amount thereof (on which notice the Trustee shall be entitled conclusively to rely), the Trustee shall distribute to such Holder proceeds from the Special Trust Account in an amount equal to such deposit or so much thereof as is affected by such events, and if, due to previous disbursements to the Holders pursuant to Section 821(3), the proceeds in the Special Trust Account are insufficient for such purpose, then each other Holder shall pay to such Holder upon demand an amount equal to a ratable portion of such disbursements of the deposit which was distributed to each such Holder according to the aggregate amounts so distributed to each such Holder, in each case, so that the affected Holder can make such repayment.

SECTION 824. Additional Remedies with Regard to Mortgaged Property.

     (a)  Certain Matters Relating to Receivables.

          (i) The Trustee hereby authorizes the Company to collect the Company's Receivables; provided, that the Trustee shall curtail or terminate said authority at any time after the occurrence of a Trigger Event and for so long as such Trigger Event continues to exist. If required by the Trustee at any time after the occurrence of a Trigger Event and for so long as such Trigger Event continues to exist, any Proceeds of Receivables, when collected by the Company,
(A) shall be forthwith (and, in any event, within two (2) Business Days of receipt) deposited by the Company in the exact form received, duly indorsed by the Company to the Trustee if required, in a collateral account maintained under the sole dominion and control of the Trustee, subject to withdrawal by the Trustee for the account


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

of the Holders of Outstanding Securities only as provided in Section 807, and
(B) until so turned over, shall be held by the Company in trust for the Trustee and the Holders of Outstanding Securities, segregated from other funds of the Company. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (ii) After the occurrence of a Trigger Event and for so long as such Trigger Event continues to exist, the Company shall deliver to the Trustee all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables.

     (b)  Communications with Obligors; Company Remains Liable.

          (i) The Trustee in its own name or in the name of others may at any time after the occurrence of a Trigger Event and for so long as such Trigger Event continues to exist communicate with obligors under the Receivables and parties to the Contracts or the Real Estate Contracts to verify with them to the Trustee's satisfaction the existence, amount and terms of any Receivables, Contracts or Real Estate Contracts.

          (ii) At any time after the occurrence of a Trigger Event and for so long as such Trigger Event continues to exist, the Company shall notify obligors on the Receivables and parties to the Contracts or the Real Estate Contracts that the Receivables, the Contracts and Real Estate Contracts have been assigned to the Trustee for the ratable benefit of the Holders of Outstanding Securities and that payments in respect thereof shall be made directly to the Trustee.

          (iii) Anything herein to the contrary notwithstanding, the Company shall remain liable under each of the Receivables, Contracts and Real Estate Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Trustee nor any Holders of Outstanding Securities shall have any obligation or liability under any Receivable (or any agreement giving rise thereto), Contract or Real Estate Contract by reason of or arising out of this Indenture or the receipt by the Trustee or any Holders of Outstanding Securities of any payment relating thereto, nor shall the Trustee or any Holders of Outstanding Securities be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Receivable (or any agreement giving rise thereto), Contract or Real Estate Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (c) Proceeds to be Turned Over To Trustee. In addition to the rights of the Trustee and the Holders of Outstanding Securities specified in this Section 824 with respect to payments of Receivables, if a Trigger Event shall have occurred and for so long as such Trigger Event continues to exist, all proceeds of any Mortgaged Property received by the Company not specifically, or whose treatment is not, set forth in any provision of this Indenture shall be held by the Company in trust for the Trustee and the Holders of Outstanding Securities, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Trustee in the exact form received by the Company (duly indorsed by the Company to the Trustee, if required). All Proceeds of any Mortgaged Property received by the Trustee hereunder shall be held by the Trustee in a collateral account maintained under its sole dominion and control. All proceeds of any Mortgaged Property while held by the Trustee in a collateral account (or by the Company in trust for the Trustee and the Holders of Outstanding Securities)


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

shall continue to be held as collateral security for all the Outstanding Securities and shall not constitute payment thereof until applied as provided in
Section 807.

          (d) Consumers Consent; Assigned Agreements. The Trustee is hereby authorized to enter into the Consumers Consent. At any time after the occurrence of a Trigger Event (and after delivery by the Trustee to Consumers of a written notice stating that a Trigger Event has occurred) and for so long as such Trigger Event continues to exist, the Trustee shall be entitled, in the place and stead of the Company, to exercise any and all rights of the Company under the Assigned Agreements in accordance with the terms of the Assigned Agreements.

          (e) Deficiency. The Company shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Mortgaged Property are insufficient to pay its obligations under the Outstanding Securities and the fees and disbursements of any attorneys employed by the Trustee or any Holder of Outstanding Securities to collect such deficiency.

                                  ARTICLE NINE.

                                   THE TRUSTEE

SECTION 901. Certain Duties and Responsibilities.

          (1) Except during the continuance of an Event of Default, (A) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (B) in the absence of gross negligence or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (2) In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (a) this subsection shall not be construed to limit the effect of Clause (1) of this Section;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders entitled to so direct the Trustee, as provided herein, relating to the time, method and place of conducting any


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

proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

               (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 902. Notice of Defaults.

     The Trustee shall give the Holders notice of any Default hereunder or in any supplemental indenture hereto in the manner and to the extent that it would be required to do so by the Trust Indenture Act, unless such Default shall have been cured or waived; provided, however, that in the case of any Default under
Section 801(f) with respect to the performance or breach of any covenant or warranty of the Company in this Indenture, no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof.

SECTION 903. Certain Rights of Trustee.

     Subject to the provisions of Section 901:

          (1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Manager shall be sufficiently evidenced by a Company Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

          (4) the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance therewith;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;


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

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

          (9) in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Securities then Outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken;

          (10) the Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation and reimbursement expenses, shall survive the Trustee's resignation or removal and final payment of the Securities;

          (11) the Trustee is not required to take notice or deemed to have notice of any Default or Event of Default hereunder, except Events of Default relating to any failure of payment with respect to any Outstanding Debt Securities while the Trustee is the Paying Agent hereunder, unless a Responsible Officer of the Trustee has actual knowledge thereof or has received notice in writing of such Default or Event of Default from the Company or a Holder of any of the Securities then Outstanding, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists;

          (12) for purposes of determining the amount of any Other Senior Secured Debt Securities for any purpose under this Indenture, unless otherwise specifically provided for in this Indenture, the Trustee shall be entitled to conclusively rely on an Officer's Certificate; and

          (13) except during the continuance of an Event of Default, and except as otherwise specifically provided for in this Indenture, the Trustee, in giving any consent or approval in its capacity as assignee or mortgagee of any of the Mortgaged Property, shall be entitled to receive, as a condition to such consent or approval, an Officer's Certificate and an Opinion of Counsel to the effect that the action or omission for which consent or approval is to be given does not adversely affect the interests of the Holders or impair the security of the Holders in contravention of the provisions of the Indenture, and the Trustee shall be fully protected in giving such consent or approval on the basis of such Officer's Certificate and Opinion of Counsel.

SECTION 904. Not Responsible for Recitals or Issuance of Securities or Application of Proceeds.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Mortgaged Property or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any Securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof or of any money paid to the Company or upon Company Order under any provision hereof.

     The Trustee shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the Liens in any of the Mortgaged Property, for the validity or sufficiency of the Mortgaged Property or any agreement or assignment contained therein, for the validity of the title of the Company to the Mortgaged Property, for insuring the Mortgaged Property or for the payment of taxes, charges, assessments or Liens upon the Mortgaged Property or otherwise as to the maintenance of the Mortgaged Property. The Trustee shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it with respect to the Mortgaged Property, or to ascertain whether any such perfection has occurred or has been maintained.

     Nothing herein, including in the Granting Clauses hereof, shall impose on the Trustee any obligations of the Company under any agreements, documents or instruments that are part of the Mortgaged Property, all of which shall be retained by the Company. Unless and until an Event of Default shall occur and be continuing, except as provided in this Indenture, including with respect to Trigger Events, the Company shall retain all of its rights with respect to the Mortgaged Property, including any agreements, documents or instruments that are a part thereof, including without limitation any rights to give consents or grant approvals or take any other discretionary actions with respect thereto.

SECTION 905. May Hold Securities.

     Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its commercial banking or in any other capacity, may become the owner or pledgee of Securities and, subject to Sections 908 and 913, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent. Each of said entities, in its commercial banking or in any other capacity, may also engage in or be interested in any financial or other transaction with the Company and, subject to Sections 908 and 913, may act as depository, trustee or agent for any committee of Holders of Securities secured hereby or other obligations of the Company as freely as if it were not Trustee, Authenticating Agent, Paying Agent or Security Registrar. The provisions of this Section shall extend to Affiliates of said entities.

SECTION 906. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.


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

SECTION 907. Compensation and Reimbursement.

     The Company agrees:

          (1) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those attributable to its negligence, willful misconduct or bad faith.

     "Trustee" for purposes of this Section 907 shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

     The Trustee shall notify the Company promptly of any claim for which it may seek indemnity under this Section 907. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and, in the event the subject matter of the claim involves a conflict of interest between the Company and the Trustee, the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

     Without prejudice to any other rights available to the Trustee under applicable law, in the event the Trustee incurs expenses or renders services in any proceedings which result from an Event of Default under Section 801(c) or
(d), or from any default which, with the passage of time, would become such Event of Default, the expenses so incurred and compensation for services so rendered are intended to constitute expenses of administration under the United States Bankruptcy Code or equivalent law.

SECTION 908. Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Notwithstanding any provision of the Trust Indenture Act to the contrary, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 909. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having a combined capital and surplus of at least $500,000,000 and having outstanding debt which is rated "A2" by Moody's and "A" by S&P (or such similar equivalent rating) or higher. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 909 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 909, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Nine.

SECTION 910. Resignation and Removal; Appointment of Successor.

          (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Nine shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 911.

          (2) The Trustee may resign at any time with respect to all Securities by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 911 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to all Securities.

          (3) The Trustee may be removed at any time with respect to all Outstanding Securities of all series by Act of the Holders of a majority in principal amount of all Outstanding Securities of all series, delivered to the Trustee and to the Company.

          (4) If at any time:

               (a) the Trustee shall fail to comply with Section 908 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six (6) months; or

               (b) the Trustee shall cease to be eligible under Section 909 and shall fail to resign after written request therefor by the Company or by any such Holder; or

               (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, acting pursuant to the authority of a Company Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 818, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Company Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee


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

may be appointed with respect to the Securities of one or more or all of such series) and shall comply with the requirements of Section 911. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 911, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of such series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 911, any Holder who has been a bona fide Holder of a Security of such series for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          (6) So long as no Default or Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Company Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 911, the Trustee shall be deemed to have resigned as contemplated in clause (2) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to clause (5) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 911, all as of such date, and all other provisions of this Section and Section 911 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this clause (6).

          (7) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 911. Acceptance of Appointment by Successor.

          (1) In case of the appointment hereunder of a successor Trustee with respect to Outstanding Securities of all series, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (2) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in clause (1) of this Section.

          (3) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Nine.


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

SECTION 912. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Nine, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 913. Co-trustees and Separate Trustees.

          (1) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of a majority in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgaged Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

          (2) Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

          (3) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

               (a) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder shall be exercised solely by the Trustee;

               (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

               (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate


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

trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

               (d) neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (e) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 914. Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $500,000,000, and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 914, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 914, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this
Section 914.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section 914, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 914, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such


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

appointment in the manner provided in Section 106 to all Holders of Securities of the series or Tranche with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 914.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 914.

     If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section 914, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:
                        ------------

                                        JPMorgan Chase Bank,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            as Authenticating Agent


                                        By:
                                            ------------------------------------
                                            Authorized Officer

     If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

                                  ARTICLE TEN.

                LISTS OF HOLDERS; REPORTS BY TRUSTEE AND COMPANY

SECTION 1001. Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee:

          (1) semi-annually, not later than June 1 and December 1 in each year, commencing June 1, 2004, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding May 15 or November 15, as the case may be; and

          (2) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;


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

provided, however, that if and so long as the Trustee shall be Security Registrar for Securities of a series, no such list need be furnished with respect to such series of Securities.

SECTION 1002. Preservation of Information; Communications to Holders.

     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 1001 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 1001 upon receipt of a new list so furnished.

     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

     Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 1003. Reports by Trustee.

     The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

     If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

SECTION 1004. Reports by Company.

     Subject to Section 107, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as would be required pursuant to the Trust Indenture Act if this Indenture were qualified thereunder at the times and in the manner provided in the Trust Indenture Act.

                                 ARTICLE ELEVEN.

              MERGER, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE

SECTION 1101. Mergers, Consolidations, Etc.

     The Company shall not consolidate or merge with any other Person or convey, transfer or lease substantially all of its assets, in a single transaction or series of transactions, to any Person; provided, however, that, the Company (A) may merge with any other Person if the Company is the surviving


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

entity, or, (B) may convey, transfer or lease substantially all its assets to any other Person, or may consolidate or merge with any other Person if the Company is not the surviving entity, if such transferee or surviving entity, as the case may be, is a solvent United States corporation or limited liability company and (x) the surviving or transferee entity (such entity being hereafter sometimes called the "Successor Corporation"), as the case may be, expressly assumes the Company's obligations under this Indenture, all indentures supplemental hereto and the then Outstanding Securities, and (y) the Trustee, for the benefit of each Holder of Securities, receives an Opinion of Counsel to the effect that all the agreements and instruments effecting such assumptions are enforceable, and, in the case of either clause (A) or (B), (i) no Default or Event of Default shall exist immediately after giving effect to such consolidation, merger, conveyance, transfer or lease, (ii) the Company or the Successor Corporation, as the case may be, then has an investment grade rating on the Securities by Moody's and S&P to the extent each such rating agency is then rating the Securities at the time of such consolidation, merger, conveyance, transfer or lease (provided that at least one of Moody's or S&P is at such time rating the Securities) and (iii) no ratings downgrade on the then existing ratings of the then Outstanding Securities shall occur as a result of such consolidation, merger, conveyance, transfer or lease or (C) may reincorporate in Delaware; provided, that, (x) upon such reincorporation, the reincorporated entity (which shall be a Successor Corporation for purposes of this Article Eleven) expressly assumes the Company's obligations under this Indenture, all indentures supplemental hereto and the then Outstanding Securities, and (y) the Trustee, for the benefit of each Holder of Securities, receives an Opinion of Counsel to the effect that all the agreements and instruments effecting such assumptions are enforceable.

     With respect to any consolidation, merger, conveyance, transfer or lease permitted pursuant to this Section 1101 involving a Successor Corporation and as a condition to any such consolidation, merger, conveyance, transfer or lease, the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in form satisfactory to the Trustee, which:

               (a) in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Securities then Outstanding, contains an express assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company; and

               (b) in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by the Successor Corporation, of the same tenor of the Granting Clauses herein confirming the Lien of this Indenture on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the Lien of this Indenture all property, real, personal and mixed, then owned or leased or thereafter acquired by the Successor Corporation or a renewal, replacement or substitution of or for any part thereof; and

               (c) in the case of a lease of substantially all of the Company's assets, such lease shall be made expressly subject to termination by the Company or by the Trustee at any time during the continuance of an Event of Default, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings.

          As a condition to any consolidation, merger, conveyance or other transfer pursuant to this Section 1101, the Company shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Article Eleven and that all applicable Governmental Approvals have


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been obtained and all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 1102. Successor Corporation Substituted.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease, of substantially all the assets of the Company in accordance with Section 1101, the Successor Corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the Company herein. Without limiting the generality of the foregoing the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article Four, authenticate and deliver, Securities as provided in Article Four.

     All Securities so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the Lien of this Indenture equally and ratably with all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

SECTION 1103. Holdco as Successor Corporation.

     Notwithstanding anything to the contrary set forth in the last paragraph of
Section 1401, if the Company conveys, transfers or leases substantially all of its assets to Holdco or any successor thereto or merges or consolidates with Holdco or any successor thereto and the Company is not the surviving entity Holdco and any successor thereto, as applicable, shall, subject to compliance with this Article Eleven, be deemed a "Successor Corporation" hereunder, with all the rights and obligations set forth herein.

                                 ARTICLE TWELVE.

                             SUPPLEMENTAL INDENTURES

SECTION 1201. Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Company Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company, or successive successions, and the assumption by any such successor of the covenants, agreements and obligations of the Company herein, in any indenture supplemental hereto and in the Securities, all as provided in Article Eleven; or

          (2) to add one or more covenants of the Company or other provisions for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, all or any series of Securities, or any Tranches thereof (and if such covenants or other provisions are to be for the benefit of less than all series of Securities, or any Tranche thereof, stating that such covenants or other provisions are expressly being included solely for the benefit of such series or such Tranches), or to surrender any right or power herein conferred upon the Company; or


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          (3) to correct or amplify the description of any property at any time subject to the Lien of this Indenture (whether contained in this Indenture or in any related security document); or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture; or to subject to the Lien of this Indenture additional property (including property of Persons other than the Company) and to specify any additional Permitted Liens with respect to such additional property; or

          (4) to establish the form or terms of Securities of any series or Tranche as permitted by Sections 201 and 301; or

          (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of all series, pursuant to the requirements of Section 911, or to evidence and provide for the acceptance of appointment hereunder of a successor Trustee with respect to less than all series of Securities in the event the Trustee shall have a "conflicting interest" within the meaning of the Trust Indenture Act and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series and it being further understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee); such supplemental indenture (1) to contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, and (2) if the retiring Trustee is not retiring with respect to all Securities, to contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; or

          (6) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision herein, or to make any other additions to, deletions from or other changes to the provisions under this Indenture, provided that such additions, deletions or other changes shall not adversely affect the interests of any Holder of Securities of any series or Tranche; or

          (7) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded; or

          (8) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

          (9) to add to, change or eliminate any provisions of the Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (i) shall neither (A) apply to Securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision or (B) modify the rights of any Holder with respect to such


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provision or (ii) shall become effective only when there are no Securities of any such series Outstanding.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture, as originally executed and delivered, or at any time thereafter shall be amended and if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof.

SECTION 1202. Supplemental Indentures With Consent of Holders.

     Subject to the provisions of Section 1201, with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series so directly affected, considered as separate classes, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall:

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or change the principal amount thereof or the rate of interest thereon or the amount of any installment of interest thereon or of any premium payable upon redemption thereof or change the method of calculating such rate or any premium payable upon the redemption thereof or the dates or circumstances of payment of any such premium or change the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 802, or change the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or the terms of payment or redemption without the consent of the Holder of such Security; or

          (2) permit the creation of any Lien (not otherwise permitted hereby) ranking prior to or on a parity with the Lien of this Indenture with respect to all or substantially all of the Mortgaged Property, or (except by virtue of a supplemental indenture described in clause (9) in Section 1201) terminate the Lien of this Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the Lien of this Indenture, or waive the provisions of Section 3.02(f) of the First Supplemental Indenture, without, in any such case, the consent of the Holders of all Securities then Outstanding; or


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          (3) reduce the percentage in principal amount of the Outstanding
Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver (of compliance with any provision of this Indenture or any default hereunder and its consequence), or reduce the requirements for quorum or voting provided for in this Indenture without the consent of the Holder of each Outstanding Security of such series; or

          (4) modify any of the provisions of this Section 1202, Section 817,
Section 609 or Section 611, except to increase the percentage in principal amount referred to in this Section or such other Sections or to provide that certain other provisions of this Indenture cannot be modified or waived, without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 1202 and Section 609, or the deletion of this proviso, in accordance with the requirements of Section 1201(5).

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of, or that is to remain in effect only so long as there shall be Outstanding, one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

     It shall not be necessary for any Act of Holders under this Section 1202 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 1203. Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Twelve or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 901) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 1204. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article Twelve, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article Twelve may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

SECTION 1205. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article Twelve shall conform to the requirements of the Trust Indenture Act other than Section 311 thereof, and except as otherwise set forth in such supplemental indenture.


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SECTION 1206. Reference in Securities to Supplemental Indentures.

     Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Twelve may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

SECTION 1207. Modification Without Supplemental Indenture.

     To the extent, if any, that the terms of any particular series of Securities shall have been established in or pursuant to a Company Resolution or an Officer's Certificate pursuant to a supplemental indenture or a Company Resolution as contemplated by Section 301, and not in a supplemental indenture, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Company Resolution or a supplemental Officer's Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Company Resolution or supplemental Officer's Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Company Resolution or supplemental Officer's Certificate shall be deemed to be a "supplemental indenture" for purposes of Section 1204 and 1206 and a "supplemental indenture", "indenture supplemental" to this Indenture or "instrument" supplemental to this Indenture for purposes of Section 604 and 1401.

                                ARTICLE THIRTEEN.

                   MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

SECTION 1301. Purposes for Which Meetings May Be Called.

     A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

SECTION 1302. Call, Notice and Place of Meetings.

          (1) The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 1301, to be held at such time and (except as provided in clause (2) of this Section 1302) at such place in the Borough of Manhattan, the City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

          (2) The Trustee may be asked to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of a majority in aggregate principal amount of all of such series and Tranches, considered as one class, for


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any purpose specified in Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in clause (1) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this clause (2), and the Trustee shall not have given the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Securities of such series and Tranches, in the principal amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

          (3) Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 1303. Persons Entitled to Vote at Meetings.

     To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1304. Quorum; Action.

     The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as herein before provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 1305, notice of the reconvening of any meeting adjourned for more than thirty (30) days shall be given as provided in Section 106 not less than ten (10) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.


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     Except as limited by Section 1202, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

     Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 1305. Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

          (1) Attendance at meetings of Holders may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder (except as provided in Section 104) of such Securities before being voted.

          (2) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations and approved by the Company, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section
104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

          (3) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1302(2), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

          (4) At any meeting each Holder or proxy shall be entitled to one vote for each One Thousand Dollars ($1,000) principal amount of Outstanding Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

          (5) Any meeting duly called pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate


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principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 1306. Counting Votes and Recording Action of Meetings.

     The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 1302 and, if applicable, Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 1307. Action Without Meeting.

     In lieu of a vote of Holders at a meeting as herein before contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by one or more written instruments as provided in Section 104.

                                ARTICLE FOURTEEN.

        IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS AND
                                    EMPLOYEES

SECTION 1401. Exemption from Individual Liability.

     No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, member, manager, stockholder, officer, director or employee, as such, past, present or future, of the Company or any predecessor or successor corporation or company, either directly or through the Company or any predecessor or successor corporation or company or any Successor Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatsoever shall attach to, or is or shall be incurred by, the incorporators, members, managers, stockholders, officers, directors, or employees, as such, of the Company or any predecessor or successor corporation or company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, member, manager, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     In no event shall Michigan Transco Holdings, Limited Partnership or any successor thereto be liable or obligated for any liabilities or obligations of the Company under this Indenture, any indenture supplemental to this Indenture or any Securities Outstanding hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        MICHIGAN ELECTRIC TRANSMISSION COMPANY,
                                        LLC


                                        By:  /s/ Royal P. Lefere, Jr.
                                            ------------------------------------
                                        Name:  Royal P. Lefere, Jr.
                                              ----------------------------------
                                        Title:  Senior Vice President - Finance
                                               ---------------------------------


                                        JPMORGAN CHASE BANK,
                                        as Trustee


                                        By:  /s/ James D. Heaney
                                            ------------------------------------
                                        Name:  James D. Heaney
                                              ----------------------------------
                                        Title:  Vice President
                                               ---------------------------------

DRAFTED BY:

Dev R. Sen, Esq.
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019

AFTER RECORDED, RETURN TO:

William R. Wineman
LandAmerica
National Commercial Services
1050 Wilshire Blvd., Suite 310
Troy, MI 48084

ACKNOWLEDGMENT

STATE OF MICHIGAN   )
                    ) ss.
COUNTY OF WAYNE     )

          On the 10th day of December 2003, before me, Beverly A. Potter, the undersigned notary public, personally came Royal P. Lefere Jr. of Michigan Electric Transmission Company, LLC, a limited liability company organized under the laws of the State of Michigan, and acknowledged that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.


                                        ----------------------------------------
                                        By: Beverly A. Potter
                                            Notary Public - Michigan
                                            Wayne County
                                            My Commission Expires Oct. 7, 2007

ACKNOWLEDGMENT

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF NEW YORK   )

          On the 10th day of December 2003, before me, James M. Foley, the undersigned notary public, personally came James D. Heaney of JPMorgan Chase Bank, a banking corporation organized under the laws of the State of New York, and acknowledged that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.


                                        ----------------------------------------
                                        By: James M. Foley
                                            No. 01FO6348400
                                            Notary Public State of New York
                                            Qualified in New York County
                                            My Commission Expires Aug. 31, 2006